Exhibit 10.10

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

CONFIDENTIAL

ASSET PURCHASE AGREEMENT

between

KINIKSA PHARMACEUTICALS, LTD.

and

BIOGEN MA INC.

dated as of September 7, 2016

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

TABLE OF CONTENTS

1.	DEFINITIONS		1

	1.1	Defined Terms	1
	1.2	Construction of Certain Terms and Phrases	13

2.	PURCHASE AND SALE OF ASSETS		14

	2.1	Purchase and Sale of Assets	14
	2.2	Excluded Assets	14
	2.3	Assumed Liabilities	14
	2.4	Excluded Liabilities	15
	2.5	License Grants; Obligations of Kiniksa Under Retained Contracts	15
	2.6	Support by Biogen	18
	2.7	Exclusivity	19

3.	DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS		20

	3.1	Responsibility	20
	3.2	Diligence	20
	3.3	Reports	20
	3.4	Right of First Negotiation	21

4.	PROSECUTION/INFRINGEMENT OF ACQUIRED PATENTS		24

	4.1	Prosecution of Acquired Patents	24
	4.2	Infringement	25

5.	PURCHASE PRICE AND OTHER PAYMENTS		26

	5.1	Purchase Price	26
	5.2	Milestone Payments	26
	5.3	Payment of Royalties; Royalty Rates	30
	5.4	Payments Under Retained Contracts	32
	5.5	Payments in Dollars	33
	5.6	Foreign Currency Exchange	33
	5.7	Overdue Payments	33
	5.8	Taxes	33

6.	REPRESENTATIONS AND WARRANTIES		34

	6.1	Mutual Warranties	34
	6.2	Additional Biogen Warranties	34
	6.3	No Other Warranties	37

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7.	CONFIDENTIALITY		37

	7.1	Confidential Information	37
	7.2	Restrictions	38
	7.3	Exception	38
	7.4	Publication by Biogen	38
	7.5	Terms of this Agreement; Publicity	39

8.	TERM; TERMINATION; EFFECT OF TERMINATION		40

	8.1	Term	40
	8.2	Right to Terminate	40
	8.3	Effect of Termination	41
	8.4	Kiniksa Rights in Lieu of Termination	46
	8.5	Surviving Obligations	46

9.	SURVIVAL; INDEMNIFICATION; INSURANCE; LIMITATIONS		46

	9.1	Survival of Representations and Warranties	46
	9.2	Indemnification by Kiniksa	47
	9.3	Indemnification By Biogen	48
	9.4	Limitation on Indemnification	49
	9.5	Sole Remedy	49
	9.6	Insurance	49
	9.7	LIMITATION OF DAMAGES	49

10.	MISCELLANEOUS		50

	10.1	Entire Agreement; Amendment	50
	10.2	Section 365(n) of the Bankruptcy Code	50
	10.3	Governing Law; Jurisdiction	50
	10.4	Notice	51
	10.5	Compliance With Law; Severability	52
	10.6	Successors and Assigns	52
	10.7	Waivers	52
	10.8	Force Majeure	53
	10.9	No Third Party Beneficiaries	53
	10.10	Headings; Schedules and Exhibits	53
	10.11	Counterparts	53
	10.12	Further Assurances	53

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SCHEDULES

Schedule A	Purchased Assets

1.	Acquired Patent Rights

2.	Acquired Know-How

3.	Assigned Contract

4.	Inventory

Schedule B	Selected Obligations under Sigma Agreement
Schedule C	Determination of Applicable Multiplier
Schedule D	Background Licensed Patent Rights

Schedule E	Retained Contracts
Schedule F	Description of BIIB069

Schedule G	Completion of Technology Transfer
Schedule H	Individuals for Purposes of Knowledge

Schedule I	Exceptions to Biogen Obligations/Representations in Sections 2.6.6 and 6.2.4(g) and (l)

EXHIBITS

Exhibit A               Patent Assignment Agreement

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Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of September 7, 2016 (the “Effective Date”), between Biogen MA Inc., a Massachusetts corporation (“Biogen”), and Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (“Kiniksa”).  Kiniksa and Biogen are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Biogen is engaged, among other things, in the development of BIIB069 (as defined below); and

WHEREAS, Biogen desires to sell to Kiniksa, and Kiniksa desires to purchase from Biogen, certain assets of Biogen used in or relating to BIIB069 and Kiniksa is willing to assume certain liabilities of Biogen relating to BIIB069, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

1.          DEFINITIONS

1.1                               Defined Terms.  As used in this Agreement, the following defined terms shall have the meanings specified below:

“Acquired Antibody” means (a) BIIB069 and [***] Antibody that is Covered by one or more claims within the Acquired Patent Rights and (b) [***] BIIB069 or [***] that, in each case, [***].

“Acquired Know-How” means all Know-How that is (a) owned or Controlled by Biogen as of the Effective Date, and (b) used or generated by Biogen solely in connection with its research and development of BIIB069 prior to the Effective Date.  The Acquired Know-How is described on Part 2 of Schedule A attached hereto.

“Acquired Patent Rights” means (a) the patent applications listed on Part 1 of Schedule A attached hereto and (b) any divisionals, continuations, continuations-in-part, substitutions, patents of addition, reissues, extensions, re-examinations or renewal applications related to, or claiming priority to, the foregoing (including any supplemental patent certificates) or any confirmation patent or registration patent, and all patents issuing on, and all foreign counterparts of, any of the foregoing.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

“Affiliate” means, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person, for as long as such control exists.

For purposes of this definition, “control” shall mean the direct or indirect ownership of more  than fifty percent (50%) of the voting or economic interest of a Person, or the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of a Person.  For clarity, once a Person ceases to be an Affiliate of a Party, then, without any further action, such Person shall cease to have any rights under this Agreement by reason of being an Affiliate of such Party.

“Annual Net Sales” shall mean the cumulative worldwide Net Sales of an applicable Product in any Calendar Year.

“Antibody” means any immunoglobulin molecule [***] whether in [***] or any other [***] form, and will include (a) any [***] (b) any [***], and (c) any [***].

“Applicable Multiplier” means the percentage used to determine the portion of the milestone payments and royalty payments due and payable by Biogen with respect to any Biogen Products developed and commercialized by Biogen pursuant to Section 8.3(e)(iv) following termination of this Agreement, as determined in accordance with Schedule C attached hereto.

“Assigned Contract” means the Contract relating to BIIB069 listed on Part 3 of Schedule A attached hereto to which Biogen or its Affiliates are bound including, without limitation, (a) all rights to receive payments under such Contract on and after the Effective Date, and (b) all of the claims or rights of action of Biogen or its Affiliates existing as of the Effective Date or arising after the Effective Date under such Contract.

“Background Licensed Patent Rights” means any Patent Rights that are (a) owned or Controlled by Biogen or its Affiliates as of the Effective Date and (b) actually used by Biogen or its Affiliates to manufacture BIIB069 prior to the Effective Date.  For purposes of clarity, Background Licensed Patent Rights excludes the Acquired Patent Rights.

“Background Sublicensed Intellectual Property” means the intellectual property rights relating to BIIB069 that are in-licensed by Biogen pursuant to the Retained Contracts.

“BIIB069” means the Antibody described on Schedule F attached hereto.

“BLA” or “Biologics License Application” means a request for permission to introduce, or deliver for introduction, a biologic product into interstate commerce pursuant to the FDCA.

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York are authorized or obligated by Law to close.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, that, the final Calendar Quarter shall end on the last day of the Term.

“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the Calendar Year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, that, the final Calendar Year shall end on the last day of the Term.

“CDA” means the Confidentiality Agreement dated as of November 19, 2015 (the “CDA Effective Date”) by and between Kiniksa and Biogen.

“Clinical Trial” means, collectively, any Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial.

“Combination Product” means (a) any single product in finished form containing as active ingredients both (i) a Product and (ii) one or more other pharmaceutically-active compounds or substances; (b) any Product sold with another product(s) for a single invoice price; or (c) any Product sold as part of a bundle with other product(s) or service(s) (i.e., where a Product and such other product(s) or services are sold for a single invoice price or where a discount, rebate or other amount that reduces the price of a Product is provided in exchange for (or otherwise conditioned upon) the purchase of such other product(s) or services), to the extent not described in clause (a) or (b).

“Commercialization” or “Commercialize” means any and all activities directed to the offering for sale and sale of an Acquired Antibody or a Product including (a) activities directed to marketing, promoting, detailing, distributing, manufacturing, importing, selling and offering to sell that Acquired Antibody or Product; (b) interacting with Regulatory Authorities regarding the above; and (c) seeking pricing approvals and reimbursement approvals (as applicable) for that Product.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

“Commercially Reasonable Efforts” means with respect to the Development and Commercialization of an Acquired Antibody or Product by Kiniksa, the efforts and resources comparable to those undertaken by [***] in pursuing the development and commercialization of a compound that is of a similar market potential or profit potential and at a similar stage of development as such Acquired Antibody or Product.  For purposes of the above, all relevant factors as measured by the facts and circumstances at the time such efforts are due shall be taken into account, including, as applicable and without limitation, mechanism of action; efficacy and safety; product profile; actual or anticipated Regulatory Authority approved labeling; the nature and extent of market exclusivity (including patent coverage, proprietary position and regulatory exclusivity), costs; time required for and likelihood of obtaining Marketing Authorization

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

(including reimbursement approval); the competitiveness of alternative products in the marketplace; and actual or projected profitability but excluding the effect of any consideration owed to Biogen or its Affiliates under this Agreement.  Without limiting the foregoing, in circumstances where using Commercially Reasonable Efforts as defined above requires Kiniksa to take affirmative action, Kiniksa shall (a) assign responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress, each in a timely manner consistent with the nature of such obligations, (b) set and seek to achieve specific objectives for carrying out such obligations and (c) make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

“Completion of Technology Transfer” has the meaning set forth in Schedule G attached hereto.

“Contracts” means any and all binding commitments, contracts, purchase orders, licenses, or other agreements, whether written or oral.

“Control” means, with respect to any Know-How or Patent Rights, the possession by a Party of the right to transfer or grant a license, sublicense or other rights to such Know-How or Patent Rights, as provided herein, without violating the terms of any agreement or arrangement with, infringing the Patent Rights of, or misappropriating the proprietary or trade secret information of, any Third Party and without violating any applicable Law.

“Court” means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

“Cover” means, when referring to an Acquired Antibody or Product: (a) with respect to a patent, that, in the absence of a license granted to a Person under a claim included in such patent, the practice by such Person of a specified activity with respect to such Product or Acquired Antibody would infringe such claim (without regard to the validity or enforceability of such claim), or (b) with respect to a patent application, that, in the absence of a license granted to a Person under a claim included in such patent application, the practice by such Person of a specified activity with respect to such Product or Acquired Antibody would infringe such claim if such patent application were to issue as a patent.

“Development” or “Develop” means, with respect to any Acquired Antibody or Product, all non-clinical and clinical development activities with respect to such Acquired Antibody or Product that are undertaken by Kiniksa after the Effective Date, including formulation, process development, manufacturing scale-up, development-stage manufacturing, analytical method validation, manufacturing process validation, cleaning validation, quality assurance/quality control, statistical analysis, report writing, preclinical and clinical studies, clinical trial design and operations, clinical pharmacology studies, health economics and outcomes research studies, pharmacovigilance studies, the preparation and filing of Regulatory Filings and all regulatory affairs related to the foregoing.  When used as a verb, “Developing” means to engage in

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Development and “Developed” has a corresponding meaning.

“Development Cost Breakeven Date” means, with respect to any Biogen Product that is commercialized by Biogen after the effective date of termination pursuant to Section 8.3, the date on which Kiniksa has recouped from the payments made by Biogen pursuant to Section 8.3(e)(iv), an amount equal to (a) [***] plus (b) [***], plus (c) [***].

“Development Costs” means the aggregate out-of-pocket and internal costs incurred by Kiniksa, or for its account, determined in accordance with U.S. GAAP and the customary accounting principles of Kiniksa, consistently applied, that are allocable to the Development of an Acquired Antibody and/or Product.

“Distributor” means any Third Party which purchases its requirements for a Product in a country from Kiniksa or its Affiliates or licensees and is appointed as a distributor to distribute, market and resell such Product in such country, even if such Third Party is granted ancillary rights to develop, package or obtain regulatory approvals of such Product in order to distribute, market or sell such Product in such country.

“Dollar” means United States dollar, and “$” shall be interpreted accordingly.

“EMA” means the European Medicines Agency or any successor agency or authority thereto.

“Encumbrance” means any encumbrance, claim, mortgage, pledge, assessment, security interest, option, license, right of first refusal or preemptive right, hypothecation, equitable interest, preference, right of possession, deed of trust, lease, lien, levy, restriction on transferability, defect in title, charge or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law, any obligation to pay Taxes, any conditional sale or title retention agreement or other agreement granting any of the foregoing in the future or otherwise.

“Exploit” or “Exploitation” means to research, develop, make, have made, use, offer for sale, sell, import, export or otherwise exploit, or transfer possession of or title in, a compound or product.

“FDA” means the United States Food and Drug Administration or any successor agency or authority thereto.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

“Field” means any and all uses.

“First Commercial Sale” means, with respect to any Product in any country in the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Territory, the first sale, transfer or disposition for value to an end user of that Product in that country after Marketing Authorization for that Product has been received in that country; provided, that, the following shall not constitute a First Commercial Sale: (a) any sale to an Affiliate or licensee (unless the Affiliate or licensee is the last entity in the distribution chain of the Product), (b) any transfers of a Product without consideration or for nominal consideration for use in any Clinical Trial, or for any bona fide charitable, compassionate use or indigent patient program purpose where Products are sold at or below cost of goods sold or as a sample.

“Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with or delays the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any Governmental Entity or of any subdivision, authority or representative of any such Governmental Entity.

“FTE” means the equivalent of the work of one employee full time for one year consisting of at least a total of 45.5 weeks or 1,820 hours per year (excluding vacations and holidays).  For purposes of clarity, no one person shall be permitted to account for more than one FTE.

“FTE Rate” means [***] per FTE per year.

“GLP” or “Good Laboratory Practice” means all applicable then-current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 C.F.R. Part 58 or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development (OECD), and such standards of good laboratory practice as are required by the European Union and other organizations and governmental agencies in countries in which a Product is intended to be sold, to the extent such standards are not less stringent than United States Good Laboratory Practice.

“GMP” or “Good Manufacturing Practice” means all applicable then-current standards for manufacturing, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. §§ 201, 211, 600 and 610 and all applicable FDA guidelines and requirements, (b) European Directive 2003/94/EC for medicines and investigational medicines for human use and the applicable guidelines stated in the Eudralex guidelines, (c) the principles detailed in the applicable ICH guidelines, (d) the conduct of an inspection by a Qualified Person and the execution by such Qualified Person of an appropriate certification of inspection; and (e) the equivalent applicable Law in any relevant country, each as may be amended and applicable from time to time.

“Governmental Entity” means any court, tribunal, arbitrator, Regulatory Authority, agency, commission, department, ministry, official or other instrumentality of the United States or other country, or any supra-national organization, or any foreign or domestic, state, county,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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city or other political subdivision.

“IND” means (a) an Investigational New Drug Application (as defined in the FDCA and the regulations promulgated thereunder) or any successor application or procedure required to initiate clinical testing of a therapeutic product in humans in the United States; (b) the equivalent of an Investigational New Drug Application that is required in any other country or region before beginning clinical testing of a therapeutic product in humans in such country or region (including any Clinical Trial Authorization (“CTA”) required to initiate clinical testing of a therapeutic product in humans in the United Kingdom); and (c) all supplements and amendments to any of the foregoing.

“Indemnifying Party” means the Biogen Indemnifying Party or the Kiniksa Indemnifying Party, as the case may be.

“Indemnified Party” means the Biogen Indemnified Party or the Kiniksa Indemnified Party, as the case may be.

“Indication” means any human indication, disease or condition in the Field, which can be treated, prevented, cured or the progression of which can be delayed, excluding an expansion of label claim for an already approved indication.  For example, [***]: (a) [***], or (b) [***].

“Initiation” means with respect to a Clinical Trial, the first date that a subject (healthy volunteer or patient) is first dosed in such Clinical Trial.

“Inventory” means the inventory of BIIB069 listed as Inventory in Part 4 of Schedule A attached hereto.

“Kiniksa Know-How” means any Know-How, other than the Acquired Know-How and the Know-How included in the Background Sublicensed Intellectual Property, that is owned or Controlled by Kiniksa and which relates to, or is used by Kiniksa in connection with, the Development and Commercialization, including the manufacture, use, offer for sale, sale or importation, of any Acquired Antibody or Product.

“Kiniksa Patent Rights” means any Patent Rights, other than the Acquired Patent Rights, the Background Licensed Patent Rights and the Patent Rights included in the Background Sublicensed Intellectual Property, that are owned or Controlled by Kiniksa that contain one or more claims that Cover any Acquired Antibody or Product, including the Development, Commercialization, manufacture, use, offer for sale, sale or importation of any such Acquired Antibody or Product.

“Kiniksa Third Party Agreement” means any agreement by and between Kiniksa and any Third Party pursuant to which Kiniksa Controls any Kiniksa Know-How and/or Kiniksa Patent Rights.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

“Know-How” means, collectively, any knowledge, information, techniques, technology, trade secrets, inventions (whether patentable or not), discoveries, methods, know-how, data and results (including complementarity determining region (CDR) sequence information and pharmacological and toxicological data and results), analytical and quality control data and results, regulatory documents, and other information, compositions of matter, cells, cell lines, assays, animal models and other physical, biological, or chemical material.

“Knowledge” means, with respect to Biogen, the actual knowledge of the individuals listed on Schedule H attached hereto.

“Law” means any federal, state, local or foreign law, statute, code or ordinance, or any rule or regulation promulgated by any Governmental Entity including all decisions of any Courts having the effect of law in each such jurisdiction.

“Liability” means any and all debts, liabilities and obligations, whether known or unknown, asserted or unasserted, determinable or otherwise, accrued or fixed, absolute orcontingent, liquidated or unliquidated, incurred or consequential, or matured or unmatured, including, without limitation, those arising under any Law, Litigation, Order, or Contract.

“Litigation” means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, inquiry, demand letter, judicial, arbitration or other administrative proceeding, whether at law or at equity, before or by any Court, Governmental Entity, arbitrator or other tribunal.

“Marketing Authorization” means, with respect to a Product, the regulatory approval required by applicable Law to sell such Product in a country or region in the Territory.  For purposes of clarity, (a) “Marketing Authorization” in the United States means final approval of an NDA, sNDA or BLA permitting marketing of such Product in interstate commerce in the United States; and (b) “Marketing Authorization” in Europe means marketing authorization for such Product granted either by a Regulatory Authority in any country in Europe or by the EMA pursuant to Council Directive 2001/83/EC, as amended, or Council Regulation 2309/93/EEC, as amended.

“NDA” means a New Drug Application, as defined in the FDCA and regulations promulgated thereunder or any successor application or procedure required to sell any Product in the United States.

“Net Sales” means, with respect to a Product in any country in the Territory, the gross amount invoiced by Kiniksa, its Affiliates, or licensees for the sale or other disposition of such Product in such country to Third Parties, including Distributors (“Gross Sales”), less the following deductions (such deductions, collectively, “Sales Returns and Allowances”):

(a)            sales returns and allowances actually paid, granted or accrued on the Product, including trade, quantity, prompt pay and cash discounts and any other adjustments, including

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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those granted on account of price adjustments or billing errors;

(b)              credits or allowances given or made for rejection, recall, return or wastage replacement of Product or for rebates or retroactive price reductions (including Medicare, Medicaid, managed care and similar types of rebates and chargebacks);

(c)           taxes, duties or other governmental charges levied on or measured by the billing amount for such Product, as adjusted for rebates and refunds, but which shall not include any tax, duty, or other charge imposed on or measured by net income (however denominated) or any franchise taxes, branch profits taxes, or similar tax; and

(d)         charges for freight, customs and insurance directly related to the distribution of the Product and wholesaler and Distributor administration fees;

in each case, to the extent such deductions: (i) are reasonable and customary, (ii) included in the gross invoiced sales price for the Product or otherwise directly paid, allowed, accrued, or incurred by such Party, its Affiliates or licensees with respect to the sale of such Product (iii) applicable and in accordance with standard allocation procedures, (iv) have not already been deducted or excluded, (v) are incurred in the ordinary course of business in type and amount consistent with good industry practice, and (vi) are determined in accordance with, and as recorded in revenues under, US GAAP.

For purposes of clarity, (1) Net Sales shall not be imputed to transfers of Product (i) without consideration or for nominal consideration for use in any Clinical Trial or any other human studies reasonably necessary to comply with any applicable Law or regulation or any request by a Regulatory Authority, (ii) for any bona fide charitable, compassionate use or indigent patient or other similar program purpose where Products are sold at or below cost of goods sold, or (iii) in commercially reasonable quantities as samples for promotional purposes; (2) in the case of any transfer of any Product between or among Kiniksa and its Affiliates or licensees for resale, Net Sales shall be determined based on the sale made by such Affiliate or licensee to a Third Party (including any Distributors).

Notwithstanding the foregoing, in the event a Product is sold as a component of a Combination Product in any country in the Territory in any Calendar Quarter, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product (calculated in the same manner as set forth above as if the Combination Product were a Product) in such country during such Calendar Quarter by the fraction A/(A+B), where A is the average Net Sales of the Product when sold separately in such country during such Calendar Quarter and B is the average Net Sales of the other pharmaceutically active compounds or substances included in the Combination Product (calculated in the same manner as set forth above as if the other pharmaceutically active compounds or substances were a Product) when sold separately in such country during such Calendar Quarter.  In the event that no separate sales of the Product or any other pharmaceutically active compounds or substances included in a Combination Product are made by Kiniksa, its Affiliates or licensees in a country during a Calendar Quarter in which such

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Combination Product is sold in such country, the average Net Sales in the above described equation shall be replaced with reasonable good faith estimate of the fair market value, as mutually determined by the Parties, of the Product and each of the other pharmaceutically active compounds or substances included in such Combination Product.

“Order” means any judgment, order, writ, injunction, ruling, stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Court or Governmental Entity.

“OSMR” means the oncostatin M receptor, one of the receptor proteins for oncostatin M that in humans is encoded by the OSMR gene.

“Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including any divisionals, continuations, continuations-in-part, substitutions, patents of addition, reissues, extensions, re-examinations or renewal applications related to, or claiming priority to, the foregoing (including any supplemental patent certificates) or any confirmation patent or registration patent, and all patents issuing on, and all foreign counterparts of, any of the foregoing.

“Permitted Encumbrances” means (a) statutory liens with respect to the payment of Taxes, in all cases which are not yet due or payable; and (b) statutory liens of landlords, suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar liens imposed by applicable Law created in the ordinary course of business and which liens (i) do not constitute a default or breach under the Assigned Contract and (ii) have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchased Assets.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture, other business organization, trust, entity, union, association or Governmental Entity.

“Phase I Clinical Trial” means a human clinical trial for any Product in any country that would satisfy the requirements of 21 CFR 312.21(a).  For clarity, a Phase Ia or Phase Ib clinical trial shall be classified as a “Phase I Clinical Trial.”

“Phase II Clinical Trial” means a human clinical trial conducted in any country that would satisfy the requirements of 21 CFR 312.21(b) and is intended to explore one or more doses, dose response, and duration of effect, and to generate initial evidence of clinical activity and safety, for any Product in the target patient population.  For clarity, a Phase IIa or Phase IIb clinical trial shall be classified as a “Phase II Clinical Trial.”

“Phase III Clinical Trial” means a clinical trial in an extended human patient population

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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designed to obtain data determining efficacy and safety of any Product to support Marketing Authorizations in the proposed therapeutic Indication, as more fully defined in 21 C.F.R. §312.21(c), or its successor regulation, or the equivalent in any foreign country.  For clarity, a Phase IIIa or Phase IIIb clinical trial shall be classified as a “Phase III Clinical Trial.”

“Product” means any product (a) that contains or incorporates any Acquired Antibody or (b) the manufacture, use or sale of which is Covered by a Valid Claim.

“Product Trademarks” means any trademark used by Kiniksa in connection with the Commercialization of any Product.

“Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing, marketing, pricing or sale of a Product, including the FDA, the EMA, and the European Commission.

“Regulatory Filing” means, collectively: (a) any IND, CTA, MAA, BLA, establishment license application, drug master file, application for designation as an “Orphan Drug” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.

“Retained Contracts” means the Contracts listed on Schedule E attached hereto.

“Royalty Term” means with respect to each Product, the period beginning on the date of First Commercial Sale of such Product in any country in the Territory and ending on the latest of (a) the expiration of the last to expire Valid Claim that Covers the composition of matter, manufacture, use or sale of such Product in such country, (b) the expiration of regulatory exclusivity in such country, and (c) [***] years from the date of the First Commercial Sale of such Product in such country.

“Tax” or “Taxes” means all income, excise, gross receipts, ad valorem, sales, use, employment, environmental, franchise, profits, gains, property, transfer, value added, payroll, escheat or abandoned property, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto, whether as a primary obligor, as a result of being a transferee, successor or a member of an affiliated, consolidated, unitary, combined or other group, by contract, pursuant to Law or otherwise.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

“Territory” means worldwide.

“Third Party” means a Person other than Kiniksa, Biogen or their respective Affiliates.

“Third Party Intellectual Property” means any intellectual property rights generated prior to the Effective Date under a Contract between Biogen or its Affiliates and a Third Party in the Exploitation of the Acquired Antibody that are not Controlled by Biogen or its Affiliates.

“US GAAP” means United States Generally Accepted Accounting Principles.

“Valid Claim” means (a) an issued and unexpired patent claim within the Acquired Patent Rights, the Kiniksa Patent Rights, the Background Licensed Patent Rights or the Background Sublicensed Intellectual Property; or (b) a claim of a pending patent application within the Acquired Patent Rights, the Kiniksa Patent Rights, the Background Licensed Patent Rights or the Background Sublicensed Intellectual Property and that, in the case of any such patent application, was filed in good faith, has not been pending for more than [***]) years, and has not been abandoned or finally disallowed.

Additional Definitions.  In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below:

Definition	Section

Agreement	Preamble
Amgen	2.5.2
Amgen Agreement	2.5.2
Annual [***]	3.3.2
Assigned Kiniksa Agreements	8.3(e)(ii)
Assumed Liabilities	2.3
ATCC Agreement	Schedule E
Bioequivalence	5.3.2(c)
Bioequivalent	5.3.2(c)
Biogen	Preamble
Biogen Indemnified Parties	9.2
Biogen Product	8.3(e)(iv)
CDA Effective Date	CDA definition
Change of Control Transaction	3.4.2
Claims	9.2
Competing Drug	5.3.2(c)
Confidential Information	7.1
CTA	IND definition
Data Package	3.4.1(b)
Diligence Period	3.4.1(c)
Effective Date	Preamble

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

Exchange Act	3.4.2
Excluded Assets	2.2
Excluded Liabilities	2.4
Exclusivity Period	2.7
Exclusivity Term	3.4.1(d)
Exempt Transaction	3.4.3
Gross Sales	Definition of Net Sales
ICH	3.2
Infringement	4.2.1
Infringement Notice	4.2.1
Infringement Response	4.2.2
Issuing Party	7.5.2
Kiniksa	Preamble
Kiniksa Election Notice	8.4
Kiniksa Indemnified Parties	9.3
Kiniksa Supply Agreement	8.3(e)(vi)
Losses	9.2
Negotiation Notice	3.4.1(b)
Non-Assignable Kiniksa Agreements	8.3(e)(ii)
Notice Review Period	3.4.1(b)
Party/Parties	Preamble
Patent Assignment Agreement	2.6.2
Purchased Assets	2.1
Recovery	4.2.5
Release	7.5.2
Report	3.3.1
Retained Contract Payments	5.4
Reviewing Party	7.5.2
Right of First Negotiation	3.4
ROFN Transaction	3.4.1(a)
Sales Returns and Allowances	Definition of Net Sales
Sigma Agreement	Schedule E
Technology Transfer Fees	5.1.2
Term	8.1
Transfer Taxes	5.8.2
Trigger Notice	3.4.1(a)
Unsolicited Offer	3.4.1(b)
Upfront Fee	5.1.1

1.2                               Construction of Certain Terms and Phrases.  Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire

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Agreement; (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the term “including” means “including without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

2.          PURCHASE AND SALE OF ASSETS

2.1                               Purchase and Sale of Assets.  Upon the terms and subject to the conditions set forth in this Agreement, Biogen hereby sells, conveys, assigns, transfers and delivers to, and shall cause its Affiliates to sell, convey, assign, transfer and deliver to, Kiniksa, and Kiniksa hereby purchases and acquires from each of Biogen or its Affiliates, as the case may be, all of Biogen’s and its Affiliates’ right, title and interest in and to the following assets described or set forth on Schedule A attached hereto (collectively, the “Purchased Assets”) free and clear of all Encumbrances (other than Permitted Encumbrances):

(a)                                 the Acquired Patent Rights;

(b)                                 the Acquired Know-How;

(c)                                  the Assigned Contracts; and

(d)                                 the Inventory.

2.2                               Excluded Assets.  Notwithstanding the provisions of Section 2.1, no right, title or interest is being sold, assigned, transferred, conveyed or delivered to Kiniksa in or to (a) any of the property and assets of Biogen that are not listed on Schedule A or (b) any rights or claims of Biogen under this Agreement (collectively, the “Excluded Assets”).

2.3                               Assumed Liabilities.  Subject to the terms and conditions of this Agreement, on and after the Effective Date, Kiniksa shall assume and agree to pay, perform and discharge the following Liabilities of Biogen (the “Assumed Liabilities”):

(a)                                 all Liabilities and obligations resulting from the ownership, use, operation or maintenance of the Purchased Assets and/or the Exploitation of any Acquired Antibody and/or Product, by Kiniksa to the extent that such Liability arises from any event, condition or circumstance occurring after the Effective Date and not resulting from any breach by Biogen of any of its obligations under this Agreement;

(b)                                 all Liabilities arising under the Assigned Contracts after the Effective Date to the extent that such Liabilities are not attributable to any failure by Biogen or any of its Affiliates to comply with the terms thereof prior to the Effective Date;

(c)                                  all Liabilities for Transfer Taxes described in Section 5.8.2; and

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all Taxes imposed on the Purchased Assets or that otherwise arise with respect to the use of the Purchased Assets, in each case, for any taxable period (or portion thereof) beginning after the Effective Date.

2.4                               Excluded Liabilities.  Biogen shall retain, and shall be responsible for paying, performing and discharging when due, and Kiniksa shall not assume or have any responsibility for paying, performing or discharging, any Liabilities of Biogen and its Affiliates other than the Assumed Liabilities (the “Excluded Liabilities”).  Without limiting the foregoing, neither Kiniksa nor its Affiliates shall be obligated to assume, and neither of them does assume, and each of them hereby disclaims responsibility for, any of the following Liabilities of Biogen and its Affiliates:

(a)                                 any Liability attributable to any asset, property or right that is not included in the Purchased Assets;

(b)                                 any Liability attributable to the research, development or other activity conducted by Biogen or any Affiliate related to the Acquired Antibody on or prior to the Effective Date;

(c)                                  all Liabilities arising under the Assigned Contracts prior to the Effective Date to the extent that such Liabilities are not attributable to any failure by Kiniksa or any of its Affiliates to comply with the terms thereof after the Effective Date; and

(d)                                 all Taxes imposed on the Purchased Assets or that otherwise arise with respect to the use of the Purchased Assets, in each case, for any taxable period (or portion thereof) ending on or prior to the Effective Date; all Taxes of Biogen or any of its Affiliates that are or may become payable with respect to all taxable periods, including any Liability for such Taxes that arise as a result of the transactions contemplated by this Agreement but excluding any Transfer Taxes described in Section 5.8.2; and, except as otherwise provided in Section 5.8.3, all Taxes required to be withheld or deducted by applicable Law in connection with the transactions contemplated by this Agreement.

2.5                               License Grants; Obligations of Kiniksa Under Retained Contracts.

2.5.1                     Grant of License/Sublicense by Biogen to Kiniksa.  Biogen hereby grants, on behalf of itself and its Affiliates, to Kiniksa a non-exclusive, sublicensable (through multiple tiers of sublicensees, but subject to Section 3.4), license under the Background Licensed Patent Rights and sublicense under the Background Sublicensed Intellectual Property, in each case, for the Exploitation of Acquired Antibodies and/or Products for use in the Field and in the Territory.

2.5.2                     Grant of License by Kiniksa to Biogen.  Kiniksa hereby grants, on behalf of itself and its Affiliates, to Biogen a worldwide, non-exclusive, fully paid, royalty-free, sublicensable (through multiple tiers of sublicensees), perpetual license (which is irrevocable,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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and not subject to termination for any reason) under the Acquired Patent Rights in the Territory, wherein such license is limited to making, using or selling any Antibody or antigen binding portion of an Antibody that [***] OSMR.  Kiniksa acknowledges that Biogen and/or its Affiliates is/are obligated under the Asset Purchase Agreement between Amgen Inc. (“Amgen”) and Biogen, dated as of August 12, 2013 (the “Amgen Agreement”), to sublicense such Acquired Patent Rights to Amgen.

2.5.3                     Obligations of Kiniksa Under Retained Contracts.  Kiniksa hereby agrees to be bound by and comply with, and agrees to cause its Affiliates and sublicensees to be bound by and comply with, all of the terms, conditions, obligations, and any restriction of rights, applicable to a sublicensee of Biogen under either of the Retained Contracts.  Without limiting the foregoing, Kiniksa hereby agrees as follows in connection with the exercise of its rights and the performance of its obligations under this Agreement:

(a)                                 Specific Obligations of Kiniksa under ATCC Agreement.

(i)                                     All capitalized terms used in this Section 2.5.3(a) and not otherwise defined shall have the respective meanings set forth in the ATCC Agreement.

(ii)                                  In accordance with Section 8.3 of the ATCC Agreement, Kiniksa shall comply with, and shall contractually obligate its Related Parties to comply with, all United States laws and regulations controlling the export and re-export of certain commodities and technical data, including without limitation, all Export Administration Regulations of the United States Department of Commerce (as presently promulgated or hereinafter modified or amended).

(iii)                                   In accordance with Section 8.4 of the ATCC Agreement, Kiniksa shall obtain, and shall contractually obligate its Related Parties to obtain, all authorities, consents and clearances required for the purchase, importation, exportation transportation, distribution, demonstration and Sale of Products under this Agreement that are Biogen Products for purposes of the ATCC Agreement to and within the Territory.  Kiniksa shall further comply with, and shall contractually obligate its Related Parties to comply with, all applicable foreign and domestic, federal, state and local statutes, ordinances and regulations in connection with its purchase, importation, exportation transportation, distribution, demonstration and Sale of Products under this Agreement that are Biogen Products for purposes of the ATCC Agreement.

(iv)                              To the extent Kiniksa uses any Biological Materials in the Development and/or Commercialization of any Acquired Antibody or Product under this Agreement, Kiniksa certifies, and shall contractually obligate its Related Parties to certify, in accordance with Section 11.1 of the ATCC Agreement, that Kiniksa and its Related Parties, as applicable, shall:

(A)                               ensure that only qualified personnel work with such Biological Material in proper facilities;

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(B)                               provide sufficient internal security to assure access to such Biological Material only by those individuals authorized to work with them;

(C)                               not transfer, export, resell, or otherwise dispose of any such Biological Material to any Third Parties under any circumstances without written authorization by Biogen and ATCC and the appropriate government agencies or as explicitly provided for in the ATCC Agreement;

(D)                               not permit access to such Biological Materials by foreign entities or individuals when to do so would be in violation of export control laws;

(E)                                comply with all applicable federal, state or local laws and regulations pertaining to such Biological Material or their handling, storage, use transportation; and

(F)                                 unless requested otherwise by Biogen or ATCC, destroy all such Biological Material according to accepted practices for destruction of biohazardous material upon completion of work or expiration or termination of this Agreement or a subsequent license with Biogen for the ATCC Materials, whichever occurs first, as set forth in ARTICLE 12 of the ATCC Agreement.

(b)                                 Specific Obligations of Kiniksa under Sigma Agreement.

(i)                                     All capitalized terms used in this Section 2.5.3(b) and not otherwise defined shall have the respective meanings as set forth in the Sigma Agreement.

(ii)                                  Kiniksa hereby agrees that it shall be bound by the terms of the Sigma Agreement set forth on Schedule B attached hereto.

(iii)                               Kiniksa hereby further agrees, in accordance with Section 2.2 of the Sigma Agreement, that each sublicense granted by Kiniksa or its Affiliates, their sublicensees or their further sublicensees (whether direct or indirect) shall include the first two sentences of Section 2.5 of the Sigma Agreement and the terms and conditions set forth in Exhibit B of the Sigma Agreement (each of which is set forth on Schedule B attached hereto).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

2.6                               Support by Biogen.

2.6.1                    Technology Transfer.  Biogen shall transfer to Kiniksa the Acquired Know-How and the Inventory listed on Parts 2 and 4 of Schedule A, respectively, in accordance with the protocols and timeframes listed on Schedule G attached hereto.  The Completion of Technology Transfer for purposes of Schedule G shall be deemed to have occurred on the first anniversary of the Effective Date, unless the Parties otherwise agree that such transfer is completed upon an earlier date (as determined by the completion of activities provided on such Schedule G).  Subject to Section 2.6.4, to the extent reasonably requested by Kiniksa, [***] at any time prior to the [***] anniversary of the Effective Date, Biogen shall provide reasonable consulting support to Kiniksa in connection with its Exploitation of Products.  Kiniksa acknowledges that (a) any materials comprising Inventory transferred by Biogen to Kiniksa under this Agreement are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of any such materials and (b) if Kiniksa chooses to use such materials in any human application, including in the conduct of any Clinical Trial, it shall do so at its own risk.

2.6.2                     Patent Rights Transfer.  Promptly (and in no event later than thirty (30) days) following the Effective Date, Biogen shall provide Kiniksa, or Kiniksa’s designated attorneys, with copies of the file histories and supporting data of the pending patent application (provisional and otherwise) within the Acquired Patent Rights in Biogen’s possession, and shall promptly take any actions necessary to obtain and provide to Kiniksa, or Kiniksa’s designated attorneys, copies of any such file histories not in Biogen’s possession; provided, that, Biogen shall use reasonable efforts to ensure that such copies of the file histories will be complete. Additionally, Biogen shall, from time to time, take such actions as are reasonably requested by Kiniksa to perfect the transfer of Biogen’s right, title and interest in the Acquired Patent Rights to Kiniksa, including the execution of (a) any documents needing inventor signature, (b) the patent assignment agreement attached hereto as Exhibit A (the “Patent Assignment Agreement”) and (c) any other patent assignments that may be reasonably required in any other jurisdiction.

2.6.3                     Other Cooperation.  Subject to Section 2.6.4, Biogen agrees to use reasonable efforts to (a) make its employees, agents and consultants reasonably available to, and at the expense of, Kiniksa (or to Kiniksa’s authorized attorneys, agents or representatives), and provide contact information in Biogen’s possession and control with respect to the listed inventors of the Acquired Patent Rights, to the extent, in any case, reasonably necessary to enable Kiniksa or its designees to undertake preparation of U.S. and foreign applications claiming priority to Acquired Patent Rights and prosecution and maintenance of such applications.

2.6.4                     Cost of Biogen Support.  The Parties hereby agree that the consulting support and other cooperation activities provided by Biogen under Sections 2.6.1 and 2.6.3 shall be provided at Biogen’s sole expense for up to [***] hours of such consulting support and cooperation activities and thereafter at Kiniksa’s sole expense (including Biogen’s employee

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costs at the FTE Rate).

2.6.5                     Maintenance of Retained Contracts.  Biogen agrees that it will not, and will ensure that its Affiliates do not, without Kiniksa’s prior written consent (a) sell, assign, transfer, convey, deliver or otherwise divest its interests in any of the Retained Contracts to a Third Party, (b) mortgage or otherwise encumber its interests in any of the Retained Contracts, in a manner that adversely affects, or would reasonably be expected to adversely affect, Kiniksa’s rights or obligations under this Agreement, (c) amend any of the Retained Contracts in a manner that adversely affects the rights granted to Kiniksa under this Agreement or (d) undertake any action that would constitute a material breach of, and allow the Third Party that is a party to any Retained Contract to terminate, any Retained Contract.

2.6.6                     Completeness of Patent Rights and Know-How.  Except as set forth in Schedule I attached hereto, Biogen agrees that, if at any time after the Effective Date, Biogen becomes aware (including as a result of written notice from Kiniksa) and determines that any Patent Rights or Know-How that (a) were owned or Controlled by Biogen as of the Effective Date and used by Biogen in, and necessary for, the Exploitation of BIIB069 as it existed as of the Effective Date were not included in the Acquired Patent Rights or Acquired Know-How or (b) were owned by Biogen or licensed to Biogen as of the Effective Date as part of the Background Licensed Patent Rights or Background Sublicensed Intellectual Property, as applicable, and were not included in the license grant to Kiniksa in Section 2.5.1, then Biogen shall promptly notify Kiniksa of such determination.  Biogen shall promptly take such actions as may be reasonably necessary to deliver such Patent Rights or Know-How, as applicable, to Kiniksa, in a manner consistent with the assignment and delivery terms of this Agreement applicable to Acquired Patent Rights or Acquired Know-How, as the case may be, or license such Patent Rights or Know-How to Kiniksa as Background Licensed Patent Rights or Background Sublicensed Intellectual Property, as the case may be, in a manner consistent with Section 2.5.1.

2.7                               Exclusivity.  In consideration of the transactions contemplated hereby, during the period beginning on the Effective Date and, subject to Section 8.3(b) of this Agreement, continuing until [***] (the “Exclusivity Period”), neither Kiniksa nor any of its Affiliates shall, directly or indirectly, (i) conduct any activity, either on its own or for its benefit, or with, for the benefit of, or sponsored by, any Third Party, or grant any license to any Third Party to utilize any Know-How or Patent Rights owned or controlled by Kiniksa or any of its Affiliates, that, in any case, involves the identification, generation, research, development, manufacture, commercialization, sales, marketing, promotion or distribution of any compound or biologic that [***] or (ii) appoint, grant any right or license to or otherwise authorize any Third Party to perform any of the foregoing activities, other than, in any such case, the Development and Commercialization of Acquired Antibodies and Products pursuant to this Agreement (whether by sale, license, sublicense or other transfer).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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3.          DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS

3.1                               Responsibility.  Kiniksa shall have the sole right and responsibility, at its sole cost and expense, for the conduct of all Development and Commercialization activities applicable to Acquired Antibodies and Products for use in the Field and in the Territory after the Effective Date, including without limitation, (a) all pre-marketing, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or databases and post-marketing safety surveillance); (b) making all Regulatory Filings for any Acquired Antibody and/or Product and otherwise seeking all Marketing Authorization for any Product within the Territory, as well as all correspondence and communications with Regulatory Authorities regarding such matters; (c) conducting all manufacturing development and/or manufacturing activities with respect to the Acquired Antibodies and Products; (d) reporting of all adverse events to Regulatory Authorities if and to the extent required by applicable Law; (e) submitting applications for reimbursement with respect to any Product in any country in the Territory and (f) booking all sales of Products in the Territory.

3.2                               Diligence.  Kiniksa shall use Commercially Reasonable Efforts to Develop and Commercialize all Acquired Antibodies and Products and to commit such resources (including employees, consultants, contractors, facilities, equipment and materials) as are necessary to conduct such Development and Commercialization activities.  Kiniksa shall perform its obligations under this Agreement in good scientific manner and in compliance with all applicable Law.  For purposes of clarity, with respect to each Development and/or Commercialization activity that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Marketing Authorization, Kiniksa shall comply in all material respects with GLPs, GMPs or Good Clinical Practices (or, if and as appropriate under the circumstances, International Council for Harmonisation (“ICH”) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory).

3.3                               Reports.

(b)                                                                                                                                 Records; Reports.  Kiniksa shall (a) maintain records of its Development and Commercialization activities with respect to Acquired Antibodies and Products under this Agreement in sufficient detail and in good scientific manner, which shall reflect work performed and results achieved in the conduct of such Development and Commercialization activities and keep Biogen reasonably informed regarding the Development and Commercialization activities conducted with respect to Acquired Antibodies and Products by providing Biogen with reports at least [***] summarizing the activities undertaken by Kiniksa, its Affiliates and its licensees for the relevant [***] period (each, a “Report”).

3.3.1                     Content of Reports.  Any Reports provided pursuant to Section 3.3.1 will include at least information regarding: (a) completed activities with respect to the Development of Acquired Antibodies and Products as well as the anticipated Development activities planned in the subsequent [***]; (b) activities with respect to the milestone events described in Section 5.2 including, when such milestone events are expected to be achieved and whether or not such

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milestone events have been achieved; (c) an updated list of the Acquired Patent Rights or Kiniksa Patent Rights; and (d) the anticipated date and actual date, as applicable, of the First Commercial Sale of each Product in each country of the Territory; provided, however, that after a Product receives Marketing Authorization, the information required in (a) will only need to be provided [***] and will include planned activities for the subsequent [***].  In addition, in order to enable Biogen to prepare its quarterly and annual public disclosures regarding Biogen’s results of operations, on a Product- by-Product basis, upon the earlier of (i) [***] year prior to the anticipated First Commercial Sale of such Product in any country in the Territory, or (ii) the date of Kiniksa’s submission of a Regulatory Filing for a Product in such country, and on a [***] basis thereafter, Kiniksa shall prepare a commercialization report, which report shall include a timeline for achieving First Commercial Sale, a non-binding [***] good faith rolling forecast of Gross Sales and Net Sales of Products in the Field in the Territory, broken down by Calendar Quarters (such forecast, an “Annual [[***]]”).  Thereafter, Kiniksa shall provide to Biogen an updated Annual [***] each Calendar Year of the Term.

3.4                               Right of First Negotiation.  Biogen shall have a right of first negotiation, as provided in this Section 3.4, to negotiate with Kiniksa for an agreement providing for the grant to Biogen or its Affiliates of the right to Exploit any Product in the Field and in the Territory under the circumstances described below (each, a “Right of First Negotiation”).

3.4.1                     Procedure.

(a)                                 If Kiniksa and/or an Affiliate determines to seek or seeks to (including without limitation by determination of its Board of Directors or management and/or through the commencement of negotiations), directly or indirectly through Kiniksa and/or an Affiliate, (i) grant a license or sublicense to a Third Party to Exploit any Product, or (ii) assign, transfer or sell to any Third Party all or any portion of its rights to Exploit any Product, including through a Change of Control Transaction (as defined in Section 3.4.2 below), but excluding any Exempt Transaction (as defined in Section 3.4.3 below) (each transaction described in (i) or (ii) above, a “ROFN Transaction”), then Kiniksa will notify Biogen in writing which notice shall include a description of the assets or products that are the subject of the ROFN Transaction and provide to Biogen (A) a confidential summary of the Product and any other products and programs that are part of the ROFN Transaction; provided, that, solely to the extent that (y) the ROFN Transaction is with respect to a Change of Control Transaction involving an Unsolicited Offer (as defined below) and (z) [***] of any other products and programs of Kiniksa (other than the Product) if the Board of Directors or similar governing body of Kiniksa determines in good faith, after consultation with outside counsel, that such action would be [***], (B) the intended scope, if applicable (i.e., field and territory), and form of the ROFN Transaction and (C) the Notice Review Period applicable to such ROFN Transaction as provided in Section 3.4.1(b)(i) or (ii) below (each a “Trigger Notice”).

(b)                                 If Biogen desires to evaluate a ROFN Transaction after receipt of the Trigger Notice, Biogen will provide Kiniksa with a written notice (each, a “Negotiation Notice”) as soon as reasonably possible but not longer than (i) within [***] days after Biogen’s

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

receipt of the Trigger Notice if the Trigger Notice is with respect to a Change of Control Transaction with a Third Party that provided Kiniksa with a written bonafide, arms- length, unsolicited offer (which was not directly or indirectly solicited or induced by Kiniksa or its employees, directors, agents or representatives) (each an “Unsolicited Offer”), or (ii) within [***] days after Biogen’s receipt of the Trigger Notice in all other cases (each, the “Notice Review Period”).  As soon as reasonably practicable but not longer than the later of [***] days after Biogen’s receipt of the Trigger Notice or [***] Business Days after Kiniksa’s receipt of a Negotiation Notice, Kiniksa will provide Biogen with confidential materials and data with respect to (1) the Product and (2) any other products and programs that are part of the ROFN Transaction if the ROFN Transaction is with respect to (A) a Change of Control Transaction involving an Unsolicited Offer or (B) the Product together with any products or programs other than the Product,; provided, that, solely to the extent that (y) the ROFN Transaction is with respect to a Change of Control Transaction involving an Unsolicited Offer and (z) [***] Kiniksa will not be obligated under this Section 3.4.1(b) to provide Biogen with any other information regarding any other products and programs of Kiniksa (other than the Product) that are [***] Kiniksa determines in good faith, after consultation with outside counsel, that such action would be inconsistent with its fiduciary duties to the stockholders of Kiniksa under applicable law, which shall include in any case (1) an update of the information previously provided by Kiniksa in accordance with Section 3.3.2 for the Product (and, subject to the limitation in subsection (b)(2) above, any other information, products and programs that are the subject of or part of the ROFN Transaction), (2) to the extent not included as part of the foregoing update, any material clinical data and preclinical data with respect to the Product (and, subject to the limitation in subsection (b)(2) above, any other information, products and programs that are the subject of or part of the ROFN Transaction) Controlled by Kiniksa (each, a “Data Package”), and (3) such other information relating to the foregoing in Kiniksa’s Control that Biogen may reasonably request at any time during the Diligence Period, which Data Package and additional requested information provided by Kiniksa to Biogen shall be Confidential Information of Kiniksa for purposes of this Agreement.

(c)                                  During the period commencing on the date of receipt by Biogen of a Data Package and continuing for a period of (i) [***] days in the case where the Data Package is delivered with respect to a Change of Control Transaction involving an Unsolicited Offer, or (ii) [***] days in all other cases (each, the “Diligence Period”), Biogen will complete its diligence and Biogen and Kiniksa shall have periodic meetings (either in person or by phone) to discuss Biogen’s progress and to answer any questions related to diligence.

(d)                         During the period commencing on the date of receipt by Biogen of a Data Package and continuing for a period of (i) [***] days in the case where the Data Package is delivered with respect to a Change of Control Transaction involving an Unsolicited Offer, or (ii) [***] days in all other cases (each, the “Exclusivity Term”, which Exclusivity Term shall include the Diligence Period), Kiniksa will [***]; provided, that, to the extent that (i) [***] and (ii) the proposed ROFN Transaction is with respect to a Change of Control Transaction involving an Unsolicited Offer, Kiniksa shall be entitled during the Exclusivity Term to [***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

to any Third Party if the Board of Directors or similar governing body of Kiniksa determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Kiniksa under applicable law.  During the Exclusivity Term, Kiniksa will exclusively negotiate in good faith with Biogen for, and Biogen will negotiate in good faith with Kiniksa for (A) in the case where the Data Package is with respect to a Change of Control Transaction involving an Unsolicited Offer, a term sheet, if accepted by each Party in its sole discretion, for an exclusive license or asset purchase of the Product or a Change of Control Transaction by and between the Parties, which term sheet shall include an extension of the Exclusivity Term sufficient for the Parties to negotiate and finalize an agreement with respect to the transaction and other terms acceptable to Kiniksa, in its sole discretion, or (B) in all other cases, an exclusive license or asset purchase agreement for the Product, or acquisition agreement with respect to Kiniksa, in each case on terms that are acceptable to each Party in its sole discretion; provided, that, Kiniksa shall be entitled to negotiate with Third Parties with respect to a Change of Control Transaction involving an Unsolicited Offer during the Exclusivity Term if the Board of Directors or similar governing body of Kiniksa determines in good faith, after consultation with outside counsel, that a failure to take such action would be inconsistent with its fiduciary duties to the stockholders of Kiniksa under applicable law.  For the avoidance of doubt, each Party shall be entitled to reject any and all proposals made by the other Party during any Exclusivity Term in its sole discretion, without penalty.  Notwithstanding anything to the contrary, nothing in this Section 3.4 shall be deemed to prevent Biogen from making an offer, solicited or unsolicited, at any time relative to an acquisition of Kiniksa.

(e)                                  If (i) Biogen (A) does not deliver a Negotiation Notice to Kiniksa within the applicable Notice Review Period, or (B) fails to notify Kiniksa in writing that it wants to pursue an ROFN Transaction with respect to the Product or Change of Control Transaction, as the case may be, after review of the Data Package by the end of the applicable Diligence Period, or (ii) Biogen and Kiniksa do not mutually agree on the terms of a transaction (or a term sheet for the same, as applicable) within the Exclusivity Term, Kiniksa will be free to negotiate an ROFN Transaction for such Product, which may include a Change of Control Transaction, with any Third Party.  Notwithstanding the prior sentence, if Kiniksa does not enter into a definitive agreement for a ROFN Transaction with respect to the Product or a Change of Control Transaction with any Third Party on or before [***] days from the date of expiration of the applicable period in subsections (i)(A), (i)(B) or (ii) above (or, if such definitive agreement is entered into within that period, such transaction is not consummated on or before [***] months after the expiration of such [***] period or is not consummated on or before [***] months after the expiration of such one [***] period solely to the extent the ROFN Transaction is with respect to a Change of Control Transaction with a Third Party that has [***]), Kiniksa shall provide Biogen with written notice and Biogen’s Right of First Negotiation in this Section 3.4 shall immediately apply once again to such Product; provided, that, Kiniksa may [***] period during which Kiniksa has the right to enter into a definitive agreement for such ROFN Transaction (including a Change of Control Transaction) by an additional [***] days by providing written notice to Biogen [***] on or before the expiration of such [***] day period.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

3.4.2                    Definition of Change of Control Transaction.  For the purposes of this Section 3.4, a “Change of Control Transaction” means (a) a transaction or series of related transactions pursuant to which any Third Party or group of related Third Parties (e.g., two or more Third Parties that act as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) directly or indirectly would first become the beneficial owner of capital stock representing fifty percent (50%) or more of the total voting rights of Kiniksa and/or an Affiliate then outstanding or would first acquire the power to elect or appoint fifty percent (50%) or more of the members of the Board of Directors of Kiniksa and/or an Affiliate, (b) a transaction in which Kiniksa and/or an Affiliate proposes to sell to a Third Party all or substantially all of its assets, or (c) a merger transaction with a Third Party in which the stockholders of record of Kiniksa and/or an Affiliate immediately prior to the consummation of such transaction would not beneficially own capital stock representing fifty percent (50%) or more of the total voting rights of the surviving entity after the consummation of such transaction.

3.4.3                     Definition of Exempt Transaction.  For the purposes of this Section 3.4, an “Exempt Transaction” means any transaction by and between Kiniksa and (a) any Third Party engaged by Kiniksa to perform designated research or development activities (including drug development and/or manufacturing services) with respect to the Product, including any services or sponsored research agreement with a contract research organization, a contract manufacturing organization and/or university or other non-profit institution, or (b) any Third Party appointed by Kiniksa or any of its Affiliates (including a contract sales organization) to distribute, market or sell any Product, where such Third Party purchases its requirements of such Product from Kiniksa or its Affiliates for a transfer price but does not make any royalty, profit share or similar payment to Kiniksa based on sales of such Product.

3.4.4                     Termination of Right of First Negotiation.  Biogen’s Right of First Negotiation described in this Section 3.4 will terminate and be of no further effect on the earliest of (a) the date upon which Kiniksa has a first commercial sale of the Product in the United States; (b) the [***] year anniversary of the Effective Date; or (c) with respect to a Change of Control Transaction, upon the consummation of a bonafide Change of Control Transaction between Kiniksa and a Third Party that has [***] after application of any of subsections 3.4.1(e)(i)(A), (e)(i)(B) or (e)(ii), to the extent applicable, and within the time periods specified in subsection 3.4.1(e).

4.          PROSECUTION/INFRINGEMENT OF ACQUIRED PATENTS

4.1                               Prosecution of Acquired Patents.

4.1.1                     Responsibilities of Kiniksa.  Kiniksa, acting through patent counsel or agents of its choice, shall be solely responsible for the preparation, filing, prosecution and maintenance of all Acquired Patent Rights throughout the Territory.  All patent costs and expenses incurred by Kiniksa in connection with the preparation, filing, prosecution and maintenance of such Acquired Patent Rights shall be the sole responsibility of Kiniksa.  Kiniksa hereby acknowledges its duties, including the duty of disclosure under 37 CFR 1.56 with respect

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

to the Acquired Patent Rights.

4.1.2                     Patent Term Extensions.  Kiniksa shall use reasonable efforts to obtain all patent term extensions or supplemental protection certificates or their equivalents in any country where applicable to the Acquired Patent Rights.  Biogen shall cooperate with Kiniksa with respect to such matters, including by timely conferring with Kiniksa to ensure compliance with applicable filing deadlines, and conferring with Kiniksa on the procedures to be followed by Kiniksa to ensure such compliance.

4.2                               Infringement.

4.2.1                     Notice.  If either Party becomes aware of (a) any suspected infringement or misappropriation of any Acquired Patent Rights or (b) the submission by any Third Party of an abbreviated BLA under the Biologics Price Competition and Innovation Act for any Product (each, an “Infringement”), that Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”).

4.2.2                     Kiniksa Right.  Kiniksa shall have the first right, but not the obligation, to address such Infringement in the Territory that involves such Acquired Patent Rights by taking reasonable steps, which may include the initiation of legal proceedings or actions to persuade the infringer to desist, compromise or otherwise settle such Infringement (each, an “Infringement Response”); provided, that: (a) Kiniksa shall keep Biogen informed about such Infringement Response and Biogen shall provide all reasonable cooperation to Kiniksa in connection with such Infringement Response; and (b) Kiniksa shall not take any position with respect to, or compromise or settle, any such Infringement in any way without first providing Biogen with (i) notice of Kiniksa’s preferred course of action and (ii) an opportunity to provide comments, which comments Biogen will provide promptly and in any event within seven (7) days from receipt of such notice from Kiniksa and which comments Kiniksa will consider in good faith; and (c) if Kiniksa does not intend to prosecute or defend an Infringement with respect to any Acquired Patent Rights, or ceases to diligently pursue an Infringement Response with respect to such an Infringement, it shall inform Biogen in such a manner that such Infringement Response will not be prejudiced and Section 4.2.3 shall apply.  All costs, including, without limitation, attorneys’ fees, relating to such Infringement Response shall be borne solely by Kiniksa.

4.2.3                     Biogen Right.  If (a) Kiniksa informs Biogen that it does not intend to pursue any Infringement Response with respect to any Acquired Patent Rights, (b) within [***] days after the receipt of notice of any such Infringement, Kiniksa has not commenced to take any Infringement Response with respect thereto, or (c) if Kiniksa ceases to reasonably pursue any such Infringement Response, then Biogen shall have the right, but not the obligation, to direct Kiniksa to take appropriate action to address such Infringement, including by instructing Kiniksa to initiate an Infringement Response or to continue prosecution of any legal proceedings initiated by Kiniksa; provided, that, Biogen shall first provide Kiniksa with a reasonable opportunity to explain the rationale for not pursuing or continuing such Infringement Response,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

which Biogen will consider in good faith.  In the event Biogen directs Kiniksa to pursue an Infringement Response, Kiniksa shall (i) to the extent it is not prohibited from doing so, join Biogen as a plaintiff in such Infringement action, (ii) keep Biogen fully informed about such Infringement Response and (iii) take any actions that may be reasonably requested by Biogen with respect to that Infringement Response.  Kiniksa shall not take any position with respect to, or compromise or settle, any such Infringement in any way other than as directed by Biogen in writing.  All costs, including, without limitation, attorneys’ fees, relating to such Infringement Response shall be borne solely by Biogen.  Notwithstanding the foregoing, Biogen may not compel Kiniksa to pursue an Infringement Response if Kiniksa reasonably determines that (a) such action would reasonably be expected to result in an action or proceeding seeking to invalidate any Acquired Patent Rights or declare any of the Acquired Patent Rights unenforceable or not infringed, and (b) the ability of Kiniksa to prevail in such invalidity, unenforceability or non-infringement action is uncertain.

4.2.4                     Cooperation.  In any Infringement Response instituted under this Section 4.2, the Parties shall cooperate with and assist each other in all reasonable respects.

4.2.5                     Allocation of Recoveries.  Any settlements, damages or monetary awards (collectively, a “Recovery”) recovered by either Party pursuant to any Infringement Response shall, after reimbursing the Parties for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses) be allocated as follows: (a) to the extent such Infringement Response is instituted by Kiniksa, [***]; provided, that, [***]; and (b) [***].

5.          PURCHASE PRICE AND OTHER PAYMENTS

5.1                               Purchase Price.

5.1.1                     Upfront Fee.  Within thirty (30) days of the Effective Date, Kiniksa shall pay Biogen a one-time, non-refundable, non-creditable upfront fee in the amount of Eleven Million Five Hundred Thousand Dollars ($11,500,000) (the “Upfront Fee”), payable by electronic funds transfer of immediately available funds to an account or accounts specified to Kiniksa by Biogen in writing at least five (5) Business Days prior to the date thereof.

5.1.2                     Technology Transfer Fee.  Within thirty (30) days of the Completion of Technology Transfer, Kiniksa shall pay Biogen a one-time, non-refundable, non-creditable technology transfer fee in the amount of Five Hundred Thousand Dollars ($500,000) (the “Technology Transfer Fee”), payable by electronic funds transfer of immediately available funds to an account or accounts specified to Kiniksa by Biogen in writing at least five (5) Business Days prior to the date thereof.

5.2                               Milestone Payments.

5.2.1                     Development, Regulatory and Commercialization Milestones.  Kiniksa

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

shall make the following one-time, non-refundable, non-creditable payments to Biogen within forty-five (45) days after the first achievement of each of the following milestone events by Kiniksa, its Affiliates, Distributors and/or licensees with respect to each Product that achieves each such milestone:

Milestone Event	Milestone Payment ($ U.S. Dollars)
[***]	$	[***]
[***]	$	[***]

Milestone Event	Milestone Payment ($U.S. Dollars)
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

5.2.2                     No Additional Milestone Payments.  For purposes of clarity, (i) to the extent that any Product achieves the [***] milestone events [***], no additional milestone payments will be due and payable with respect to such Product pursuant to Section 5.2.1, (ii) to the extent that any Product achieves any [***] milestone event [***], no additional milestone payments will be due and payable with respect to such Product pursuant to Section 5.2.1, and (iii) [***].  For example, [***], then [***] and so on.

5.2.3                     Sales Milestones.  In addition to the milestone payments contemplated by Section 5.2.1, Kiniksa shall make each of the following one-time, non-refundable, non-creditable payments to Biogen within forty-five (45) days after the first occurrence of the corresponding milestone event by Kiniksa, its Affiliates and/or licensees with respect to any Product:

Milestone Event	Milestone Payment
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

5.2.4                     Notice and Payment of Milestones.  Kiniksa shall provide Biogen with prompt written notice upon the occurrence of each milestone event set forth in Section 5.2.1 and/or Section 5.2.3.  If Biogen believes any such milestone event has occurred and has not received a written notice of same from Kiniksa, it shall so notify Kiniksa in writing and shall provide to Kiniksa documentation or other information that supports its belief.  Any dispute under this Section 5.2.4 that relates to whether or not a milestone event has occurred shall be referred to both Party’s executive officers by either Party, and, to the extent not resolved by the executive officers within thirty (30) days, shall be resolved in accordance with Section 10.3.

5.3                               Payment of Royalties; Royalty Rates.

5.3.1                     Payment of Royalties.  Subject to Section 5.3.2, Kiniksa shall pay Biogen a royalty on Annual Net Sales of each Product by Kiniksa, its Affiliates, and licensees in each Calendar Year (or partial Calendar Year), commencing with the First Commercial Sale of such Product in any country in the Territory and ending upon the last day of the Royalty Term for such Product in such country, at the following rates:

Annual Net Sales Increment	Royalty Rate (%)
Annual portion less than [***]	[***]
Annual portion equal to or greater than [***]	[***]
Annual portion equal to or greater than [***]	[***]

For purposes of clarity, (i) each royalty rate will only apply to the corresponding tier of annual Net Sales, and (ii) the determination of the royalty rate under this Section 5.3.1 shall be based on aggregate, worldwide Annual Net Sales in each Calendar Year rather than on a country-by- country basis.

5.3.2                     Adjustments to Royalties.

(a)                                 No Patent Coverage.  Notwithstanding anything to the contrary in Section 5.3.1, if any Product is sold by Kiniksa in a country and is not Covered by a Valid Claim of [***] in such country and such Product does not otherwise have regulatory exclusivity in such country, the royalty rates in such country shall be reduced by [***] of the rates set forth in Section 5.3.1, continuing until the last day of the applicable Royalty Term with respect to such Product in such country.  The Parties hereby acknowledge and agree that royalties that are payable for a Product for which no [***] exist shall be in consideration of (i) Biogen’s expertise and know-how concerning its development of the Acquired Know-How prior to the Effective Date; (ii) the transfer to Kiniksa hereunder of Acquired Know-How that is not within the claims of any Patent Rights Controlled by Biogen; and (iii) the “head start” afforded to Kiniksa by each of the foregoing.

(b)                                 Royalty Stacking.  The amount of royalties payable to Biogen under Section 5.3.1 for any Product in any country shall be reduced by [***] paid by Kiniksa or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

any of its Affiliates to any Third Party in consideration for the license of [***] the manufacture, use or sale of the Product in such country in the absence of such a license; provided, that, in no event shall the royalty payments owed under Section 5.3.1 with respect to a Product in a country be reduced by operation of this Section 5.3.2(b) by more than [***] of what would otherwise be owed under Section 5.3.1; provided, further, that, (i) Kiniksa will be entitled to carry forward and apply against royalty payments due and payable in subsequent Calendar Years any amounts with respect to which Kiniksa would have been entitled to make a deduction pursuant to this Section 5.3.2(b) but for such maximum annual reduction and (ii) the right of Kiniksa to carry forward any amounts pursuant to this Section 5.3.2(b) will expire upon the expiration of the Term.

(c)                                  Competing Drugs.  In the event that one or more Third Parties (other than an Affiliate or licensee of Kiniksa) sell a Competing Drug (as defined below) in any country in which a Product is then being sold by Kiniksa then, (i) during any Calendar Quarter in which sales of the Competing Drug by such Third Parties are equal to or greater than [***] of aggregate unit sales of Products and Competing Drugs in such country (as measured by prescriptions or other similar information available from a Third Party data provider and applicable to such country) the applicable royalties in effect with respect to such Product in such country as specified in Section 5.3.1 shall be reduced by [***] and (ii) during any Calendar Quarter in which sales of the Competing Drug by such Third Parties are equal to or greater than [***] of aggregate unit sales of Products and Competing Drugs in such country (as measured by prescriptions or other similar information available from a Third Party data provider and applicable to such country) the applicable royalties in effect with respect to such Product in such country as specified in Section 5.3.1 shall be reduced by [***].  Notwithstanding the foregoing, (a) Kiniksa’s obligation to pay royalties at [***] of the applicable royalty rates shall be reinstated on the first day of the Calendar Quarter immediately following the Calendar Quarter in which sales of such Competing Drugs account for less than [***] but equal to or greater than [***] of aggregate unit sales of Products and Competing Drugs in such country and (b) Kiniksa’s obligation to pay royalties at the full royalty rates shall be reinstated on the first day of the Calendar Quarter immediately following the Calendar Quarter in which sales of such Competing Drugs account for less than [***] of aggregate unit sales of Products and Competing Drugs in such country.  For purposes of this Section 5.3.2(c), (a) a “Competing Drug” means, with respect to a Product, a therapeutic product that (i) [***], (ii) [***] and (iii) [***] and (b) “Bioequivalent” or “Bioequivalence” means, a biological product that (i) is highly similar to the Product notwithstanding minor differences in clinically inactive components; and (ii) has no clinically meaningful differences between the biological product and the Product in terms of the safety, purity, and potency.

5.3.3                     Maximum Reduction Amount.  Notwithstanding anything to the contrary in this Section 5.3.3, in no event will the reductions in Section 5.3.2(a) and/or Section 5.3.2(b) and/or Section 5.3.2(c) reduce the royalty rates under Section 5.3.1 in any Calendar Year to less than [***] of the royalty rates set forth in Section 5.3.1.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

5.3.4                     Payment Dates and Reports.  Royalty payments shall be made by Kiniksa with respect to each Product within forty-five (45) days after the end of each Calendar Quarter in which a sale of such Product is made, commencing with the Calendar Quarter in which the First Commercial Sale of such Product occurs.  Kiniksa shall also provide, at the same time each such payment is made, a report showing: (a) the Net Sales of each Product by type of Product and country in the Territory; (b) the total amount of deductions from Gross Sales to determine Net Sales; (c) the applicable royalty rates for each Product on a country-by-country basis in each country in the Territory after applying any adjustments set forth in Section 5.3.2 above; (d) a calculation of the amount of royalty due to Biogen; and (e) the expected date of expiration of regulatory exclusivity of each Product in each country in the Territory where such Product is being sold.

5.3.5                     Records; Audit Rights.  Kiniksa and its Affiliates and licensees shall keep and maintain for [***] years from the date of each payment of royalties hereunder complete and accurate records of Gross Sales and Net Sales by Kiniksa and its Affiliates and licensees in sufficient detail to allow royalties to be determined accurately.  Biogen shall have the right for a period of [***] years after receiving any such payment to appoint at its expense an independent certified public accountant reasonably acceptable to Kiniksa to audit the relevant records of Kiniksa and its Affiliates and licensees to verify that the amount of such payment was correctly determined.  Kiniksa and its Affiliates and licensees shall each make its records available for audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon thirty (30) days written notice from Biogen.  Such audit right shall not be exercised by Biogen more than once in any Calendar Year or more than once with respect to sales of a particular Product in a particular period.  All records made available for audit shall be deemed to be Confidential Information of Kiniksa.  The results of each audit, if any, shall be binding on both Parties absent manifest error. In the event there was an underpayment by Kiniksa hereunder, Kiniksa shall promptly (but in any event no later than thirty (30) days after Kiniksa’s receipt of the report so concluding) make payment to Biogen of any shortfall.  Biogen shall bear the full cost of such audit unless such audit discloses an underreporting by Kiniksa of [***] percent ([***]%) of the aggregate amount of royalties payable in any Calendar Year, in which case Kiniksa shall reimburse Biogen for all costs incurred by Biogen in connection with such audit.

5.4                               Payments Under Retained Contracts.  Kiniksa hereby acknowledges that Biogen is obligated to make payments owed to certain Third Parties under the Retained Contracts on and after the Effective Date.  Kiniksa shall be responsible for making payments to Biogen for the amount of such payments, including a portion of the annual maintenance fees that are applicable to the Development and/or Commercialization by Kiniksa of Acquired Antibodies and/or Products as set forth on Schedule E (“Retained Contract Payments”).  Kiniksa shall make such Retained Contract Payments directly to Biogen, and in each such instance, Kiniksa shall make the requisite payments to Biogen and provide the necessary reporting information to Biogen in sufficient time to enable Biogen to comply with its obligations under such Retained Contracts.  Kiniksa shall be entitled to credit up to [***] of any

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Kiniksa Pharmaceuticals, Ltd.

and all such Retained Contract Payments against royalty payments due and payable by Kiniksa to Biogen under Section 5.3.

5.5                               Payments in Dollars.  All payments made by Kiniksa under this Article 5 shall be made by wire transfer from a banking institution in United States Dollars in accordance with instructions given by Biogen in writing to Kiniksa from time to time.

5.6                               Foreign Currency Exchange.  If, in any Calendar Quarter, Net Sales are made in any currency other than United States Dollars, such Net Sales shall be converted into United States Dollars as follows:

(A/B), where

A = foreign “Net Sales” (as defined above) in such Calendar Quarter expressed in such foreign currency; and

B = the applicable foreign exchange conversion rate, expressed in local currency of the foreign country per United States Dollars (using, as the applicable foreign exchange rate, the average of the daily closing rates published in Bloomberg or any other mutually agreed upon source, for such Calendar Quarter).

5.7                               Overdue Payments.  All undisputed payments not made by Kiniksa to Biogen when due under this Agreement shall [***] from the due date until paid in full or, if less, the maximum interest rate permitted by applicable Law.  Any such overdue payment shall, when made, be accompanied by, and credited first to, all interest so accrued.  If Kiniksa has a good faith dispute regarding a payment to be made to Biogen, Kiniksa may withhold payment for the disputed amount; provided; that, Kiniksa pays all undisputed amounts and notifies Biogen in writing of the specific amount and nature of the dispute on or before the due date for the payment.

5.8                               Taxes.

5.8.1                     Payments.  The payments set forth in Article 5 shall not be reduced by any Transfer Taxes which, if charged, shall be payable by Kiniksa pursuant to Section 5.8.2.

5.8.2                     Transfer Taxes.  All transfer, documentary, sales, use, valued-added, gross receipts, stamp, registration or other similar transfer Taxes incurred in connection with the transfer and sale of the Purchased Assets or the license of the Acquired Know-How as contemplated by the terms of this Agreement (“Transfer Taxes”), including all recording or filing fees, notarial fees and other similar costs, that may be imposed, payable, collectible or incurred shall be borne by Kiniksa.  The Parties have determined that the value of the tangible property transferred pursuant to Section 2.1 is [***] of the payment made pursuant to Section 5.1 is allocated to consideration for such tangible property.  Each Party shall cooperate and provide such assistance to the other Party, including the provision of such documentation as may be required by a tax authority or other Governmental Entity, as may be reasonably necessary in

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order to reduce or eliminate the amount of any Transfer Taxes described in the first sentence of this Section 5.8.2 in a manner consistent with applicable Laws.

5.8.3                    Tax Withholding.  Kiniksa and its Affiliates shall be entitled to deduct and withhold any Taxes, withholding or similar amount required by applicable Law to be deducted and withheld (other than with respect to any Transfer Taxes for which Kiniksa is responsible pursuant to Section 5.8.2) with respect to any amount payable to Biogen, any of its Affiliates or any Person described in clause (b) of Section 10.6 in connection with the transactions and/or payments contemplated by this Agreement.  Kiniksa shall use commercially reasonable efforts to notify Biogen in writing of such withholding requirements prior to making the payment to Biogen and to provide such assistance to Biogen, including the provision of such documentation as may be required by a Tax authority or other Governmental Entity, as may be reasonably necessary in Biogen’s efforts to claim an exemption from or reduction of such Taxes.  Kiniksa will, in accordance with Law, withhold Taxes from the amount due, remit such Taxes to the appropriate tax authority or other Governmental Entity, and furnish Biogen with proof of payment of such Taxes within fifteen (15) days following payment thereof.  If Taxes are paid to a tax authority or other Governmental Entity, Kiniksa shall use commercially reasonable efforts to provide such assistance to Biogen (at Biogen’s expense) as is reasonably required to obtain a refund of Taxes withheld, or obtain a credit with respect to Taxes paid.  If [***] Kiniksa will [***] minus (i) [***]; provided, however, that Kiniksa shall not be required to [***] but for [***].

6.          REPRESENTATIONS AND WARRANTIES

6.1                               Mutual Warranties.  Each of Kiniksa and Biogen represents and warrants to the other Party that:

(a)                                 it is duly organized and validly existing under the Law of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)                                 it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and

(c)                                  this Agreement is legally binding upon it and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law.

6.2                               Additional Biogen Warranties.  Biogen represents and warrants to Kiniksa that, as of the Effective Date:

6.2.1                     Title to Assets.  Biogen or its Affiliates have good and valid title to all of

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the Purchased Assets in their entirety (subject to the grant back license to Biogen in Section 2.5.2) free and clear of all Encumbrances, except for Permitted Encumbrances.

6.2.2                     No Debarment.  Neither Biogen nor its Affiliates’ employees who have been involved in the Exploitation of BIIB069, nor, to Biogen’s Knowledge, any employees of their respective licensees, contractors, agents and consultants who have been involved, on behalf of Biogen, in the Exploitation of BIIB069:

(a)                                 is debarred under Section 306(a) or 306(b) of the FD&C Act or by the analogous applicable Laws of any Regulatory Authority;

(b)                                 has been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous applicable Laws of any Regulatory Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a Regulatory Authority; or

(c)                                  is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. healthcare programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred by a Regulatory Authority from participation, or otherwise ineligible to participate, in any procurement or non- procurement programs.

6.2.3                     Litigation and Claims.  There is no action, suit, claim, proceeding or investigation pending that has been served on Biogen, and to the Knowledge of Biogen, there is no other action, suit, claim, proceeding or investigation pending or threatened against Biogen before or by any federal, state, municipal or other governmental court, agency or instrumentality, which would prevent Biogen’s performance of this Agreement and the transactions contemplated hereby.

6.2.4                     Intellectual Property Rights.

(a)                                 Biogen has sufficient legal and/or beneficial ownership and/or rights in the Acquired Patent Rights and Acquired Know-How necessary to assign and transfer to Kiniksa the Acquired Patent Rights and Acquired Know-How in accordance with the terms of this Agreement.

(b)                                 None of the Acquired Patent Rights or Acquired Know-How constitute Third Party Intellectual Property.

(c)                                  The Acquired Patent Rights have been duly filed in the jurisdictions identified in Part 1 of Schedule A, are pending, have not been abandoned or allowed to lapse, and have not been held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction, in whole or in part, nor to Biogen’s

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Knowledge, is there any reason for the Acquired Patent Rights to be deemed invalid or held unenforceable by a decision of a court or other governmental agency of competent jurisdiction.

(d)                                 To the Knowledge of Biogen, there are no oppositions, cancellations, interferences or Litigation proceedings pending or expressly threatened in writing, challenging the ownership, validity or enforceability of any of the Acquired Patent Rights, or, to the Knowledge of Biogen, any of the Background Licensed Patent Rights.

(e)                                  Part 1 of Schedule A accurately sets forth for each provisional or pending patent application in the Acquired Patent Rights, the application number, date of filing and title for each country, and listing, as applicable, deadlines for any renewals or other required filings or payments within ninety (90) days after the Effective Date.

(f)                                   Neither Biogen, nor any of Biogen’s Affiliates, has received from any Person, any actual or, to the Knowledge of Biogen, threatened claim that the use of the Acquired Patent Rights, Acquired Know-How, Background Licensed Patent Rights, Background Sublicensed Patent Rights, as has been and is now being conducted, presently infringes or constitutes a misappropriation of any registered patents of any Person.  Biogen has not granted any licenses or covenants not to sue under the Acquired Patent Rights, except under the Amgen Agreement.  Biogen has paid all licensing fees, royalties, profit participations and other payments that were due or payable by Biogen or any of its Affiliates in connection with its use or practice of the Acquired Patent Rights, Acquired Know-How and Background Licensed Patent Rights prior to the Effective Date.  Biogen has paid all licensing fees, royalties, profit participations and other payments that were due or payable by Biogen or any of its Affiliates through the Effective Date in connection with its use or practice of the Background Sublicensed Patent Rights prior to the Effective Date.

(g)                                  Except as described on Schedule I attached hereto, (i) the list of Acquired Patent Rights included on Part 1 of Schedule A and, (ii) to the Knowledge of Biogen, the list of Acquired Know-How included on Part 2 of Schedule A attached hereto, the list of Background Licensed Patent Rights included on Schedule D attached hereto, and the Background Sublicensed Intellectual Property in-licensed by Biogen pursuant to the Retained Contracts is a complete and accurate list of all Know-How and Patent Rights owned or Controlled by Biogen or its Affiliates prior to the Effective Date that were used by Biogen in, and necessary for, the Exploitation of the Acquired Antibody as it exists as of the Effective Date.  To Biogen’s Knowledge, neither Biogen nor its Affiliates own or Control any intellectual property rights other than the intellectual property rights set forth in the list of Acquired Patent Rights and Acquired Know-How included on Parts 1 and 2 of Schedule A attached hereto, the list of Background Licensed Patent Rights included on Schedule D attached hereto, and the Background Sublicensed Intellectual Property in-licensed by Biogen pursuant to the Retained Contracts that were used by Biogen in, and necessary for, the Exploitation of the Acquired Antibody as it exists as of the Effective Date.

(h)                                 Biogen is the sole and exclusive owner of, or Controls, the

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Background Licensed Patent Rights included on Schedule D attached hereto

(i)                                     Biogen has the ability to grant to Kiniksa the licenses or sublicenses to the Background Licensed Patent Rights and Background Sublicensed Patent Rights, as the case may be, granted to Kiniksa under this Agreement.

(j)                                    To Biogen’s Knowledge, Biogen has complied in all material respects with all applicable Laws in connection with the prosecution and maintenance of the Acquired Patent Rights claiming any Acquired Antibody or any aspect of the Exploitation thereof, in the Field and in the Territory.

(k)                                 To Biogen’s Knowledge, Biogen has disclosed to the U.S. Patent and Trademark Office all information in Biogen’s possession or control as of the Effective Date that is required to be disclosed under 37 C.F.R. § 1.56 for prosecuting the Acquired Patent Rights.

(l)                                     Except as set forth on Schedule I attached hereto, Biogen is not directly or indirectly (i) conducting, participating in or sponsoring any activities that are directed toward the research, development, manufacture, sales, marketing, promotion or distribution of any compound or biologic that [***] or (ii) seeking to appoint, grant any right or license to or otherwise authorize any Third Party to perform any of the foregoing, or (iii) actively seeking to acquire any right or license to any compound or biologic that [***].

(m)                             Biogen has not received written notice that it has materially breached its obligations under the Assigned Contract in a manner that has, or would reasonably be expected to have, a material adverse effect on the rights granted to Kiniksa under this Agreement.

(n)                                 Biogen has not received written notice that it has materially breached its obligations under any of the Retained Contracts in a manner that has, or would reasonably be expected to have, a material adverse effect on the rights granted to Kiniksa under this Agreement.

6.3                               No Other Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI, BOTH PARTIES DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH REGARD TO THE PURCHASED ASSETS AND THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY AND NON- INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

7.          CONFIDENTIALITY

7.1                               Confidential Information.  The term “Confidential Information” shall mean

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(a) the Acquired Know-How, (b) the Acquired Patent Rights, (c) information provided by Kiniksa under any Report, and (d) information provided by Kiniksa pursuant to Section 3.4; except that with respect to (c) or (d), such information shall not be considered Confidential Information to the extent that it can be established that such Confidential Information (i) was already known by Biogen at the time of disclosure to Biogen, (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to Biogen, (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Biogen in breach of this Agreement, (iv) was disclosed to Biogen, by a Third Party whose disclosure does not, to Biogen’s knowledge, constitute a breach of an obligation to Kiniksa, or (v) was subsequently developed by Biogen without the aid, use or application of the Confidential Information as demonstrated by competent written records.  For purposes of clarity, on and after the Effective Date, all Confidential Information shall be considered the property of Kiniksa.

7.2                               Restrictions.  For a period of [***] years after the Effective Date, Biogen will keep all Confidential Information in confidence with the same degree of care with which Biogen holds its own confidential information but in no event with less than a reasonable degree of care.  Notwithstanding anything to the contrary in the foregoing, Biogen’s obligations of confidentiality and non-use with respect to any documents identified as “Extended Confidentiality” in Part 2 of Schedule A attached hereto shall survive for a period of [***] years after the Effective Date.  Biogen will not use or disclose Confidential Information except in connection with the performance of its obligations under this Agreement.  Biogen has the right to disclose Confidential Information without Kiniksa’s prior written consent, to the extent and only to the extent reasonably necessary, to Biogen’s Affiliates and their employees, subcontractors, consultants or agents who have a need to know such Confidential Information in order to perform its obligations under this Agreement and who are required to comply with the restrictions on use and disclosure in this Section 7.2; provided, that, Biogen assumes responsibility and remains liable for the compliance of such Affiliates and their employees, subcontractors, consultants and agents with such obligations.  Biogen will use reasonable measures and precautions to cause those Persons to comply with the restrictions on use and disclosure in this Section 7.2.

7.3                               Exception.  Biogen’s obligation of nondisclosure and the limitations upon the right to use the Confidential Information will not apply to the extent that Biogen can demonstrate that the Confidential Information is or becomes public knowledge through no act or omission of Biogen or any of its Affiliates.  Disclosure of Confidential Information shall not be prohibited to the extent required to comply with applicable laws or regulations, or with a valid court or administrative order, provided that the Biogen: (a) promptly notifies the Kiniksa in writing of the existence, terms and circumstances of such required disclosure; (b) consults with the Kiniksa on the advisability of taking legally available steps to resist or narrow such disclosure; and (c) takes all reasonable and lawful actions to obtain confidential treatment for such disclosure.

7.4                               Publication by Biogen.  If Biogen wishes to make a publication or presentation

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with respect to any Acquired Antibody or Product, Biogen shall (a) obtain the prior written consent of Kiniksa, which consent shall not be unreasonably withheld, conditioned or delayed;

(b) deliver to Kiniksa a copy of the proposed written publication or an outline of the proposed presentation at least thirty (30) days prior to submission for publication or presentation in order to give Kiniksa the opportunity to comment on such publication or presentation; and (c) consider all reasonable comments and proposed changes of Kiniksa to the proposed publication or presentation, provided, however, that Biogen shall not disclose any Confidential Information of Kiniksa in any such publication or presentation without Kiniksa’s prior written consent.

7.5                               Terms of this Agreement; Publicity.

7.5.1                    Restrictions.  The Parties agree that neither Party shall (i) disclose the existence or terms of this Agreement or the terms of any term sheet or agreement negotiated pursuant to Section 3.4, or (ii) issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, or the terms of any term sheet or agreement negotiated pursuant to Section 3.4, without prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed (or as such consent may be obtained in accordance with Section 7.5.2).  Notwithstanding the foregoing, either Party may disclose the existence and terms of this Agreement to its Affiliates, and to its (actual or potential) permitted licensees, sublicensees, acquirers or assignees and subcontractors (and their advisors) and to investment bankers, investors, lenders, accountants and legal advisors and to such Party’s directors, employees, contractors and agents, who have a need to know such Confidential Information.  Each Party shall advise any such permitted licensees, sublicensees, acquirers or assignees, subcontractors (and their advisors), investment bankers, investors, lenders, accountants and legal advisors and such Party’s directors, employees, contractors and agents who receive Confidential Information of the confidentiality obligations set forth in Article 7, and such Party shall take steps to ensure (through enforcement of written agreements or otherwise) that they comply with such obligations as if they had been a Party hereto; provided, however, that such Party shall remain responsible for any failure by any Person who receives such information from such Party pursuant to this Section 7.5 to treat such information as required under this Article 7.

7.5.2                     Review.  In the event either Party (the “Issuing Party”) is required by Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant Party is subject to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, the Issuing Party will provide the other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement (the “Release”).  The Issuing Party will specify with each such Release, taking into account the urgency of the matter being disclosed, a reasonable period of time within which the Receiving Party may provide any comments on such Release (but in no event less than five (5) Business Days, unless earlier disclosure is required) and if the Receiving Party fails to provide any comments during the response period called for by the Issuing Party, the Reviewing Party will

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be deemed to have consented to the issuance of such Release.  If the Receiving Party provides any comments, the Parties will consult on such Release and work in good faith to prepare a mutually acceptable Release.  Either Party may subsequently publicly disclose any information previously contained in any Release so consented to.  For the avoidance of doubt, Kiniksa, in its sole discretion, may disclose the results or status of research, development or any Clinical Trial conducted by Kiniksa or any health or safety matter related to any Acquired Antibodies or Products.

8.          TERM; TERMINATION; EFFECT OF TERMINATION

8.1                               Term.  This Agreement shall commence on the Effective Date and shall continue in full force and effect, unless otherwise terminated pursuant to Section 8.2, until the expiration of all payment obligations under this Agreement with respect to the last Product in all countries in the Territory (the “Term”).

8.2                               Right to Terminate.

8.2.1                     Termination by Kiniksa.  Kiniksa may terminate this Agreement, effective at any time, by providing not less than ninety (90) days’ prior written notice to Biogen.

8.2.2                     Termination by Mutual Consent.  The Parties may terminate this Agreement, effective at any time, by mutual written consent.

8.2.3                     Termination for Breach.  If a Party materially breaches this Agreement, the non-breaching Party may provide the breaching Party with a written notice specifying the nature of the breach, and stating its intention to terminate this Agreement if such breach is not cured.  Subject to Section 8.2.4, if the material breach is not cured within ninety (90) days (or thirty (30) days with respect to breach of a payment obligation) after the receipt of such notice, the non-breaching Party shall be entitled, without prejudice to any of its other rights under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by providing written notice to the other Party.  The applicable cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether any such material breach has occurred.

8.2.4                     Termination of Rights of Kiniksa Under ATCC Agreement.  If Kiniksa breaches any of its material obligations under the ATCC Agreement, Biogen may provide Kiniksa with a written notice specifying the nature of the breach, and stating its intention to terminate the sublicense under the ATCC Agreement granted to Kiniksa by Biogen under this Agreement if such breach is not cured.  If the breach is not cured within ninety (90) days (or sixty (60) days for non-payment) after the receipt of such notice, Biogen shall be entitled, without prejudice to any of its other rights under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate the sublicense under the ATCC Agreement granted to Kiniksa under this Agreement by providing written notice to Kiniksa.

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8.3                               Effect of Termination.  If this Agreement is terminated pursuant to Section 8.2, the following shall apply:

(a)                                 the licenses and rights granted by Biogen to Kiniksa pursuant to Section 2.5.1 shall terminate;

(b)                                 solely to the extent the effective date of termination is prior to the expiration of the Exclusivity Period, the obligations of Kiniksa in Section 2.7 shall survive and shall continue in full force and effect for a period of [***] months from the effective date of termination;

(c)                                  Kiniksa shall, within [***] days of the effective date of such termination, take such actions and execute such documents, as may be reasonably required to re- assign to Biogen all of its right, title and interest in and to the Purchased Assets, including the Acquired Patent Rights and Acquired Know-How;

(d)                                 upon the written request of Biogen, Kiniksa shall grant Biogen an exclusive, worldwide, perpetual, freely sublicensable license, under any Kiniksa Know-How and/or Kiniksa Patent Rights used in, and necessary for, the Exploitation of Acquired Antibodies and Products in the Territory as of the effective date of termination;

(e)                                  to the extent that that Biogen provides the written request described in subsection (d), Kiniksa shall promptly (and in any event within [***] days, except as otherwise provided below) take the following actions and the following provisions shall apply:

(i)                        Kiniksa shall provide Biogen with a reasonably detailed summary, together with reasonable supporting documents, of the aggregate Development Costs incurred by Kiniksa with respect to each Acquired Antibody and/or Product through the effective date of termination;

(ii)                     Kiniksa shall (A) promptly provide Biogen with copies of any and all Kiniksa Third Party Agreements and (B) take such steps as may be reasonably required to assign such Kiniksa Third Party Agreements that relate solely to the Acquired Antibody and/or Product to Biogen (such agreements “Assigned Kiniksa Agreements”); provided, that, if any Kiniksa Third Party Agreement is not assignable or transferable pursuant to this subsection (ii) (such agreements, “Non-Assignable Kiniksa Agreements”) then Kiniksa shall (1) continue to use commercially reasonable efforts to obtain consent to assign such Non- Assignable

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Kiniksa Agreements to Biogen as soon as practicable after the effective date of termination and shall upon receipt thereof, promptly assign to Biogen such Non-Assignable Kiniksa Agreements, and (2) cooperate, and cause its Affiliates to cooperate, with Biogen in any reasonable arrangement designed to provide Biogen with all of the benefits of, subject to the related obligations under, such Non- Assignable Kiniksa Agreements as if the appropriate assignment had been obtained;

(iii)             to the extent there are any Non-Assignable Kiniksa Agreements as provided in subsection (ii), (A) Biogen shall be responsible for (1) making any payments (including royalties, milestones and other amounts) incurred and payable by Kiniksa to any Third Parties after the effective date of termination under any such Non-Assignable Kiniksa Agreements that are applicable to the development and/or commercialization by Biogen of Acquired Antibodies and/or Products by making such payments directly to Kiniksa, and in each instance Biogen shall make the requisite payments to Kiniksa and provide the necessary reporting information to Kiniksa in sufficient time to enable Kiniksa to comply with its obligations under the Non-Assignable Kiniksa Agreements, and (2) complying with any other obligations included in the Kiniksa Non-Assignable Agreements that are applicable to the development and/or commercialization of Acquired Antibodies and/or Products; (B) Kiniksa shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by Biogen under this Section 8.3(e)(iii) and will provide Biogen with written notice of its compliance with such obligations; (C) Kiniksa shall not [***] and will not undertake any action that would [***]; and (D) upon written notice to Kiniksa, Biogen, may, at any time and in its sole discretion, [***], upon which [***] for purposes of this Section 8.3(e)(iii) and Biogen shall have no further obligations to Kiniksa with respect to [***];

(iv)            to the extent that at any time on and after the effective date of termination, Biogen, in its sole discretion, determines to develop and/or commercialize any Product (each, a “Biogen Product”) (it being acknowledged by Kiniksa that Biogen shall have no obligation to develop or commercialize any Product after the effective date of termination and will not be subject to any diligence obligations, including the diligence obligations of Kiniksa in Section 3.2, in connection therewith), (A) Biogen shall pay Kiniksa an amount equal to the Applicable Multiplier times any milestone payments and

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royalty payments that would otherwise be due and payable by Kiniksa for Products pursuant to Section 5.2 and Section 5.3 to the extent applicable to the development or commercialization of such Biogen Product by Biogen; (B) the terms set forth in Section 5.2 and Section 5.3, and all related obligations (including the right to offset and/or reduce payments in accordance with Section 5.3.2) shall apply mutatis mutandis to each such Biogen Product; (C) the obligation of Biogen to make any royalty payments with respect to any Biogen Product under this Section 8.3(e)(iv) shall terminate on [***]; (D) the obligation of Biogen to make any milestone payments with respect to any Biogen Product under this Section 8.3(e)(iv) shall terminate [***]; and (E) the [***] on and after the effective date of termination; provided, that, if the Agreement is terminated by Kiniksa pursuant to Section 8.2.3, then the obligation of Biogen to [***] on the date on which Biogen has [***];

(v)              upon the written request of Biogen (which request may specify any or all of the actions in clauses (A) through (G) below), Kiniksa shall promptly (and in any event within [***] days after such request, except as otherwise provided below, or except as otherwise not possible within [***] days due to applicable regulatory procedures in a jurisdiction, in which case such actions shall be taken as promptly as reasonably possible): (A) at Biogen’s election, execute an assignment to Biogen of, or a grant to Biogen of an exclusive, worldwide, license under, all Product Trademarks Controlled by Kiniksa and applicable to any Products solely for use in connection with the Commercialization of such Products in the Territory, if any, other than any such Product Trademarks that incorporate the Kiniksa name or logo, or any tagline used in connection with Kiniksa’s business; (B) transfer to Biogen all of its right, title and interest in and to all Regulatory Filings and Marketing Authorizations then in its name applicable to any Acquired Antibodies and/or Products, if any, and all Confidential Information Controlled by it as of the date of termination relied on by such Regulatory Filings and Marketing Authorizations; (C) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer; (D) provide Biogen with copies of all correspondence between Kiniksa and such Regulatory Authorities relating to such Regulatory Filings and Marketing Authorizations; (E) unless expressly prohibited by any Regulatory Authority, transfer sponsorship and control to Biogen of all Clinical Trials of any Acquired Antibodies and/or Products being conducted by or on behalf of Kiniksa as of the effective date of termination and continue to conduct such Clinical

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Trials after the effective date of termination to enable such transfer to be completed without interruption of any such trial for up to [***] months from the effective date of termination; (F) cooperate with Biogen, cause its Affiliates to cooperate with Biogen, and use Commercially Reasonable Efforts to require any Third Party with which Kiniksa has an agreement with respect to the conduct of Clinical Trials for any Acquired Antibodies and/or Products (including, without limitation, agreements with contract manufacturing organizations, contract research organizations, clinical sites and investigators) to cooperate with Biogen in order to accomplish the transfer to Biogen of rights to those held by Kiniksa under its agreements with such Third Parties as of the effective date of termination; and (G) provide Biogen with copies of all reports and data, including clinical data, generated or obtained by Biogen or its Affiliates pursuant to this Agreement that relate to any Acquired Antibodies and/or Products that have not previously been provided to Biogen;

(vi)            upon the written request of Biogen, Kiniksa shall promptly, and in any event within [***] days after such request: (A) take such steps as may be reasonably necessary to assign to Biogen Kiniksa’s rights under any supply agreement by and between Kiniksa and any Third Party manufacturer to the extent that it provides for the supply of any Acquired Antibodies and/or Products (each, a “Kiniksa Supply Agreement”) to the extent permitted by the terms of the Kiniksa Supply Agreement; (B) consent to the supply by the Third Party manufacturer to Biogen of Biogen’s requirements of such Acquired Antibodies and Products, to the extent permitted under the terms of the Kiniksa Supply Agreement; or (C) provide Biogen or its designee with reasonable assistance in order to facilitate (1) the transfer to Biogen of the manufacturing processes for such Acquired Antibodies and Products and any related manufacturing Know-How, in each case used by Kiniksa or such Kiniksa Third Party manufacturer with respect such Acquired Antibodies and Products, and (2) the qualification of Biogen’s or its designee’s facility as required by any Regulatory Authority in order for Biogen or its designee to manufacture quantities of such Acquired Antibodies and Products.  Without limiting the generality of the foregoing, to the extent Biogen requests that Kiniksa undertake the steps in subsection (C) above, Kiniksa shall, and shall use Commercially Reasonably Efforts to cause any applicable Affiliate or Kiniksa Third Party manufacturer to:

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(I)                                   make available to Biogen or its designee all Know- How Controlled by Kiniksa and used by Kiniksa or such Kiniksa Third Party manufacturer with respect the manufacture of the Acquired Antibodies and Products, including documentation constituting material support, performance advice, shop practice, specifications as to materials to be used, control methods, standard operating procedures, and any other such material that is reasonably necessary or useful to enable Biogen or its designee to manufacture such Acquired Antibodies and Products;

(II)                              have the appropriate employees, representatives and consultants of the applicable Affiliate or Kiniksa Third Party manufacturer meet with employees of Biogen or its designee at the facilities of Biogen or its designee, from time to time as reasonably requested by Biogen, to assist with the working up and use of the process to manufacture such Acquired Antibodies and Products and with the training of Biogen’s or its designee’s personnel to the extent reasonably necessary or useful to enable Biogen or its designee to manufacture such Acquired Antibodies and Products; and

(III)                         take such steps as are reasonably necessary to assist Biogen or its designee in obtaining or varying any necessary Regulatory Approval with respect to Biogen’s or its designee’s manufacture of such Acquired Antibodies and Products; and

(IV)                          provide such other assistance as Biogen may reasonably request to enable Biogen or its designee to manufacture such Acquired Antibodies and Products;

(V)                               each Party shall take such actions as may be reasonably necessary to complete the successful transfer to Biogen of the Acquired Antibodies and Products; and

(VI)                          each Party shall promptly return all Confidential Information of the other Party that are not subject to a continuing license hereunder; provided, that, each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

For purposes of clarity, and without limiting Biogen’s obligations under Section 8.3(e)(iii), the costs and expenses incurred by Kiniksa in undertaking the actions set forth in subsection (i) through (vi) above shall be [***]; and

(f)                                   on and after the effective date of such termination, all Acquired

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Know-How and Acquired Patent Rights shall be considered Confidential Information of, and the property of, Biogen and the terms set forth in Section 7, and all related obligations of Biogen in Section 7, shall apply mutatis mutandis to Kiniksa.

8.4                               Kiniksa Rights in Lieu of Termination.  If Kiniksa has the right to terminate this Agreement pursuant to Section 8.2 for Biogen’s material breach, Kiniksa may elect to either

(i)           terminate this Agreement (in which case the provisions of Section 8.3 shall apply) or (ii) continue this Agreement, subject to the following provisions which shall be effective upon Kiniksa’s notice of such election pursuant to this clause (ii) (the “Kiniksa Election Notice”):

(a)                                 the licenses and rights granted by Biogen to Kiniksa pursuant to Section 2.5.1 shall remain in effect;

(b)                                 milestone and royalty payments due to Biogen pursuant to Sections5.2 and 5.3 on and after the effective date of termination shall be [***].

(c)                                  Nothing herein shall limit Kiniksa’s rights to pursue damages pursuant to a claim under this Agreement.  Except to the extent provided in this Section 8.4, this Agreement shall remain in full force and effect.

8.5 Surviving Obligations.  The following portions of this Agreement shall survive termination or expiration of this Agreement: Sections 2.3 (with respect to Assumed Liabilities prior to the effective date of termination), 2.4, 5.3.5, 5.5, 5.6, 5.7, 8.3, 8.4, 8.5, 10.1 (as applicable) and 10.3, 10.4, 10.5, 10.6, 10.7, 10.10, and Articles 1 (as applicable), 7 and 9 (for the time periods set forth therein).  All other portions of and obligations under this Agreement shall terminate (including Section 3.4) upon expiration or termination of this Agreement, except that expiration or termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such expiration or termination.

9.          SURVIVAL; INDEMNIFICATION; INSURANCE; LIMITATIONS

9.1                       Survival of Representations and Warranties.  Except for those representations and warranties contained in Sections 6.2.1, 6.2.4(h) and 6.2.4(i) of this Agreement (which shall survive indefinitely), (a) those representations and warranties contained in Sections 6.2.2 and 6.2.3 of this Agreement shall continue in full force and effect for a period of twelve (12) months from the Effective Date and (b) those representations and warranties contained in Sections 6.2.4 of this Agreement shall continue in full force and effect for a period of eighteen (18) months from the Effective Date.  Any claims for indemnification under Section 9.2 or Section 9.3 asserted in writing as provided for in this Article 9 prior to such expiration date, if any, applicable to the representation or warranty with respect to which such claim for indemnification is made shall survive until finally resolved and satisfied in full.  No Third Party other than the Indemnified Parties shall be a Third Party or other beneficiary of any representations, warranties, covenants and agreements in this Agreement and no such Third Party shall have any

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rights of contribution with respect to such representations, warranties, covenants or agreements or any matter subject to or resulting in indemnification under this Article 9 or otherwise.  The representations, warranties, covenants and agreements set forth in this Agreement and in the Patent Assignment Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the Party for whose benefit such representations, warranties, covenants and agreements were made.

9.2                               Indemnification by Kiniksa.  Subject to Sections 9.4 and 9.7, Kiniksa agrees to defend Biogen, its Affiliates and its (and its Affiliates’) directors, officers, employees and agents (the “Biogen Indemnified Parties”) at Kiniksa’s cost and expense, and will indemnify and hold Biogen and the other Biogen Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including legal fees and expenses) (collectively, “Losses”) resulting from any claims (including Third Party and product liability claims), actions or demands (collectively “Claims”) arising out of or otherwise relating to:

(a)                                 the negligence or willful misconduct of Kiniksa in connection with Kiniksa’s performance of this Agreement;

(b)                                 the material breach by Kiniksa of this Agreement, any Assigned Contract or the applicable terms of any Retained Contract, including any of the representations or warranties made hereunder by Kiniksa;

(c)                                  the Exploitation of any Acquired Antibody or Product by or on behalf of Kiniksa or its Affiliates on or after the Effective Date; or

(d)                                 the use by or on behalf of Kiniksa in any Clinical Trial of any materials provided by Biogen pursuant to Section 2.6.1.

except, in each case, to the extent such Losses arise out of or relate to such subsection (a), (b), (c) or (d) of Section 9.3.  In the event of any such Claim against the Biogen Indemnified Parties by a Third Party, Biogen shall promptly notify Kiniksa in writing of the Claim (provided, that, any failure or delay to so notify Kiniksa shall not excuse any obligations of Kiniksa except to the extent Kiniksa is actually prejudiced thereby) and Kiniksa shall solely manage and control, at its sole expense, the defense of the Claim and its settlement; provided, that, Kiniksa shall not settle any such Claim without the prior written consent of Biogen if such settlement does not include a complete release of Biogen Indemnified Parties from liability or if such settlement would involve undertaking an obligation (including the payment of money by a Biogen Indemnified Party), would bind or impair a Biogen Indemnified Party, or includes any admission of wrongdoing or that any intellectual property or proprietary right of Biogen is invalid or unenforceable.  The Biogen Indemnified Parties shall cooperate with Kiniksa and may, at their option and expense, be represented in any such action or proceeding by counsel of their own choosing.  With respect to any Claim subject to indemnification under this Section 9.2: (i) both Kiniksa and the Biogen Indemnified Parties, as the case may be, shall keep the other Person fully informed of the status of such Claim and any related proceedings at all stages thereof where

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such Person is not represented by its own counsel, (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any such Claim and (iii) the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and information protected by the attorney-client and work-product privileges in any such action or proceeding.

9.3                               Indemnification By Biogen.  Subject to Sections 9.4 and 9.7, Biogen agrees to defend Kiniksa, its Affiliates and its (and its Affiliates’) directors, officers, employees and agents (the “Kiniksa Indemnified Parties”) at Biogen’s cost and expense, and will indemnify and hold Kiniksa and the other Kiniksa Indemnified Parties harmless from and against any Losses resulting from any Claims arising out of or otherwise relating to:

(a)                                 the negligence or willful misconduct of Biogen or its Affiliates in connection with such parties’ performance of this Agreement;

(b)                                 the material breach by Biogen of this Agreement including any of the representations or warranties made hereunder by Biogen;

(c)                                  the Exploitation of any Acquired Antibody or Product by or on behalf of Biogen or its Affiliates prior to the Effective Date; or

(d)                                 the Exploitation of any Acquired Antibody or Product by or on behalf of Biogen or its Affiliates following termination of this Agreement and reversion of rights pursuant to Section 8.3.

except, in each case, to the extent such Losses arise out of or relate to subsections (a), (b), or (c) of Section 9.2.  In the event of any such Claim against the Kiniksa Indemnified Parties by a Third Party, Kiniksa shall promptly notify Biogen in writing of the Claim (provided, that, any failure or delay to so notify Biogen shall not excuse any obligation of Biogen except to the extent Biogen is actually prejudiced thereby) and Biogen shall solely manage and control, at its sole expense, the defense of the Claim and its settlement; provided, that, Biogen shall not settle any such Claim without the prior written consent of Kiniksa if such settlement does not include a complete release of the Kiniksa Indemnified Parties from liability or if such settlement would involve undertaking an obligation (including the payment of money by an Kiniksa Indemnified Party), would bind or impair an Kiniksa Indemnified Party, or includes any admission of wrongdoing or that any intellectual property or proprietary right of Kiniksa is invalid or unenforceable.  The Kiniksa Indemnified Parties shall cooperate with Biogen and may, at their option and expense, be represented in any such action or proceeding by counsel of their own choosing.  With respect to any Claim subject to indemnification under this Section 9.3: (i) both Biogen and the Kiniksa Indemnified Parties, as the case may be, shall keep the other Person fully informed of the status of such Claim and any related proceedings at all stages thereof where such Person is not represented by its own counsel, (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to

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cooperate in good faith with each other in order to ensure the proper and adequate defense of any such Claim and (iii) the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and information protected by the attorney-client and work-product privileges in any such action or prosecution.

9.4                               Limitation on Indemnification.  Notwithstanding anything to the contrary in Section 9.2 or 9.3, (a) no Indemnifying Party shall have any liability to the corresponding Indemnified Parties under Section 9.2 or Section 9.3 until [***], after which the Indemnified Parties shall be entitled to all such Losses; and (b) Kiniksa’s recourse against Biogen with respect to any right to indemnification under Sections 9.3 (a), (b) or (c) shall be limited in amount to the lesser of (i) the aggregate amount of all payments made by Kiniksa to Biogen hereunder determined at the time of payment of any such indemnification Claim and (ii) [***], except in the cases of (A) fraud, willful misconduct or intentional misrepresentation or (B) with respect to any Excluded Liability, in which case there shall be no limit.

9.5                               Sole Remedy.  Except to the extent that a claim involves fraudulent or willful misconduct or intentional misrepresentation, the sole and exclusive remedy for any material breach or alleged material breach of any representation, warranty or covenant shall be indemnification in accordance with this Article 9.

9.6                              Insurance.  Kiniksa will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided, that, if Kiniksa is engaged in the Development of Acquired Antibodies or Products hereunder, Kiniksa will maintain, in force from thirty (30) days prior to the Initiation of any Clinical Trial, a clinical trials/product liability insurance policy providing coverage of at least [***] per claim and [***] annually in the aggregate; provided, further, that, if Kiniksa Commercializes any Product, such coverage shall be increased to at least [***] at least thirty (30) days prior to the date of anticipated First Commercial Sale of such Product.  Kiniksa shall provide thirty (30) days advance written notice to Biogen of the termination, cancellation or material alteration of the terms or conditions of its insurance policies.  If such policies are written on a claims made basis, they shall remain in effect for a minimum period of five (5) years after the termination or expiration of this Agreement and shall not be cancelled or subject to a reduction of coverage without the prior written authorization of Biogen.  Upon Biogen’s written request, Kiniksa shall provide Biogen certified copies of Kiniksa’s insurance policies to evidence the purchase and/or maintenance of such policies.  Maintenance of such insurance coverage shall not relieve Kiniksa of any responsibility under this Agreement for damages in excess of insurance limits or otherwise.

9.7                               LIMITATION OF DAMAGES.  IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY FOR ANY PUNITIVE, RELIANCE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUE, LOST PROFITS, OR LOST SAVINGS) HOWEVER CAUSED AND UNDER ANY THEORY, EVEN IF IT HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS SET FORTH IN THIS SECTION 9.7 SHALL NOT

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APPLY WITH RESPECT TO (A) ANY BREACH OF ARTICLE 7 OR (B) THE INTENTIONAL MISCONDUCT OR FRAUD OF A PARTY.  NOTHING IN THIS SECTION 9.7 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER THIS ARTICLE 9 WITH RESPECT TO ANY DAMAGES PAID BY THE OTHER PARTY TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM.

10.           MISCELLANEOUS

10.1                        Entire Agreement; Amendment.  This Agreement, all Schedules and Exhibits attached to this Agreement, and the Patent Assignment Agreement constitute the entire agreement between the Parties as to the subject matter hereof.  Except as set forth in this Section 10.1, (i) all prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement are hereby superseded and merged into, extinguished by and completely expressed by this Agreement and the Patent Assignment Agreement and (ii) none of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement.  No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by both Parties.  Notwithstanding the foregoing, except with respect to any rights and obligations of the Parties with respect to the Acquired Know-How or the Acquired Patent Rights which shall be governed solely by this Agreement, (i) all rights and obligations of the Parties that arose under the CDA during the period commencing on the CDA Effective Date and continuing through the Effective Date, including any dispute or alleged breach by a Party of any of the terms of the CDA during such period, shall be governed solely by the terms of the CDA, (ii) the terms and conditions of the CDA shall survive solely for the limited purposes set forth in subsection (i) above and (iii) the CDA shall otherwise terminate as of the Effective Date.

10.2                        Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder.  The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  Upon the bankruptcy of Biogen, Kiniksa shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to Kiniksa, unless Biogen elects to continue, and continues, to perform all of its obligations under this Agreement.

10.3                        Governing Law; Jurisdiction.  This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws that would require the application of any other Law.  Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal courts located in the Eastern District of the State of New York for any matter

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arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts.  Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum.  The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law.  Any proceeding brought by either Party under this Agreement shall be exclusively conducted in the English language.

10.4                        Notice.  All notices or communication required or permitted to be given by either Party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other Party at its respective address set forth below (including a copy as designated below) or to such other address as one Party shall give notice of to the other from time to time hereunder.  Mailed notices shall be deemed to be received on the third (3rd) Business Day following the date of mailing.  Notices sent by overnight courier shall be deemed received the following Business Day.

If to Kiniksa:                                                                        Kiniksa Pharmaceuticals, Ltd.

Clarendon
House 2
Church Street

Hamilton HM
11 Bermuda

Attention: Chief Legal Officer

With copies to:                                                               Kiniksa Pharmaceuticals Corp.

15 Walnut Street

Wellesley, MA 02481
Attention: Chief Legal
Officer

and:                                                                                                                       Latham & Watkins
LLP John Hancock
Tower 27th Floor

200 Clarendon Street

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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Boston, MA 02116

Attn: Johan Brigham

If to Biogen:                                                                           Biogen MA
Inc. 225
Binney Street

Cambridge, MA 02142
Attn: General Counsel

10.5                        Compliance With Law; Severability.  Nothing in this Agreement shall be construed to require the commission of any act contrary to Law.  If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

10.6                        Successors and Assigns.  This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto.  Neither this Agreement nor any right, interest or obligation of a Party hereunder (including, with respect to Kiniksa, any of the Acquired Patent Rights or Acquired Know-How) may be assigned by either Party without the written consent of the other Party, except that each Party may assign this Agreement and the rights, obligations and interests of such Party under this Agreement (a) in whole or in part, to any of its Affiliates, or (b) subject to Kiniksa’s and its Affiliates’ obligations with respect to ROFN Transactions pursuant to Section 3.4, in whole, but not in part, to any purchaser of all or substantially all of its assets or all or substantially all of its assets to which this Agreement relates or to the purchaser of shares representing a majority of its common stock voting rights or to the surviving corporation resulting from any merger, consolidation, share exchange or other similar transaction; provided, that, (i) the assigning Party will provide the other Party with prompt written notice of assignment, (ii) the permitted assignee will assume all obligations of its assignor under this Agreement and the Patent Assignment Agreement (or as related to the assigned part where a partial assignment to an Affiliate), (iii) unless expressly so agreed in writing by the Parties, no permitted assignment will relieve the assignor of liability under this Agreement or the Patent Assignment Agreement, and (iv) any attempted assignment in contravention of this Section 10.6 shall be void.

10.7                        Waivers.  A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party.  A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder,

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of any such breach, or of any other obligation or condition.  A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.

10.8                       Force Majeure.  Except for the obligation to pay money when due, neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by a Force Majeure.  The Party affected by the Force Majeure shall provide the other Party in writing with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use commercially reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.  For the avoidance of doubt, under no circumstances shall the alleged or actual inability to pay money be considered an event of Force Majeure.

10.9                        No Third Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the provisions of Article 9 (with respect to which the Persons to which Article 9 applies shall be Third Party beneficiaries in accordance with Article 9).

10.10                 Headings; Schedules and Exhibits.  Article and Section headings used herein are for convenient reference only, and are not a part of this Agreement.  All Schedules and Exhibits are incorporated herein by this reference.

10.11                 Counterparts.  This Agreement may be executed in counterparts by a single Party, each of which when taken together shall constitute one and the same agreement, and may be executed through the use of facsimiles or .pdf documents.

10.12                 Further Assurances.  From time to time after the Effective Date, and for no further consideration (except as expressly set forth in Section 2.5 and Section 2.6), Biogen shall execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

(Signature Page Immediately to Follow)

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto all as of the date first above written.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Thomas Beetham
Name:	Thomas Beetham
Title:	Executive Vice President

BIOGEN MA INC.

By:	/s/ John McDonald
Name:	John McDonald
Title:	VP, Business Development

[Signature Page to Asset Purchase Agreement]

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Schedule A

Purchased Assets

1.                                      Acquired Patent Rights

[***]

Schedule A-1

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2.                                      Acquired Know-How

[***]

Schedule A-2

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3.                                      Assigned Contracts

[***]

Schedule A-3

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4.                                      Inventory

A.                                         [***]

[REDACTED]

B.                                     [***]

Schedule A-4

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C.                                    [***]

Schedule A-5

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Schedule B

Selected Obligations Under Sigma Agreement

[***]

Schedule B-1

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Schedule C

Determination of Applicable Multiplier

[***]

Schedule C-1

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Schedule D

Background Licensed Patent Rights

Publication Number	Title	Application Date	Publication Date	Inventor(s)	All IPC
[***]

Schedule D-1

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Schedule E

Retained Contracts

1.             Non-Exclusive Biological Material License Agreement by and between American Type Culture Collection (ATCC) and Biogen MA Inc., effective August 12, 2015 (the “ATCC Agreement”).

2.             Non-Exclusive License Agreement by and between SIGMA-ALDRICH CO. LLC (Sigma) and Biogen Idec MA, Inc., effective September 24, 2014 (the “Sigma Agreement”).

Retained Contracts Payments

[***]

Schedule E-1

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Schedule F

Description of BIIB069

[***]

Schedule F-1

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Schedule G

Completion of Technology Transfer

[***]

Schedule G-1

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Schedule H

Individuals for Purposes of Knowledge

[***]

Schedule H-1

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Schedule I

Exceptions to Biogen Obligations/Representations in Sections 2.6.6 and 6.2.4(g) and (l)

[***]

Schedule I-1

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Exhibit A

Form of Patent Assignment Agreement

PATENT ASSIGNMENT AGREEMENT

THIS PATENT ASSIGNMENT AGREEMENT (this “Assignment”) is being entered into by and between Biogen MA Inc., a Massachusetts corporation (“Assignor”), and Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (“Assignee”).

WHEREAS, Assignor is an owner of the patent rights listed on Attachment A (collectively, the “Patents”); and

WHEREAS, Assignor has agreed with Assignee for the transfer to Assignee of all of Assignor’s right, title and interest in and to said Patents and the inventions therein pursuant to a certain Asset Purchase Agreement between Assignor and Assignee, dated as of September  ,  2016 (the “Asset Purchase Agreement”).

NOW THEREFORE, pursuant to such Asset Purchase Agreement and in consideration of the mutual covenants, agreements, representations and warranties contained herein and in the Asset Purchase Agreement, Assignor hereby sells, assigns, transfers, and sets over to Assignee   or its heirs, successors, assigns, or other legal representatives the full and entire right, title, and interest in and to the Patents and the inventions therein, including the right of Assignee or its heirs, successors, assigns, or other legal representatives to: (a) file any nonprovisional patent applications and to otherwise seek any patent in the United States and any foreign jurisdiction claiming priority to the provisional patent application; (b) file any and all divisional, continuation, and continuation-in-part applications claiming priority to the  nonprovisional  patent application; and (c) seek reissues, reexaminations, adjustments, or extensions of any patent claiming priority to the provisional application which the Assignee may hold and enjoy    as fully and entirely as Assignor would have had this assignment and sale not been made and Assignor acknowledges that Assignee has all rights under all applicable intellectual property treaties and conventions and the full benefits thereof and all rights, privileges and advantages appertaining thereto, TO HOLD the same unto and to the use of Assignee, its successors and assigns during the residue of the respective terms for which the said Patents were or will be granted and during any such terms, and for any and all rights extending from, including any divisions, continuations, continuations-in-part, reissues, reexaminations adjustments and extensions;

AND, for the same consideration, Assignor hereby covenants and agrees to and with Assignee, its successors, legal representatives and assigns that Assignor will sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done for the

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recordation of this assignment of the Patents and the inventions therein and other such acts that may be necessary or desirable to perfect the title to, including the invention, the provisional patent application, any application or applications claiming priority thereto and any patent or patents that may be obtained therefrom and Assignor further agrees to ratify and hereby ratifies any acts of Assignee in applying for a patent in Assignee’s own name in any jurisdiction where such procedure is proper and agrees to execute or have executed any documents or assignments where it is necessary that they be executed by the inventor(s) and Assignor further agrees to execute assignments of any patent applications claiming the invention, any patent applications filed which claim priority to the provisional patent application, and any patents issuing from such patent applications to Assignee;

AND, Assignor represents and warrants that Assignor has the full right to convey the entire interest of the Patents, the inventions therein and the applications and has not granted any rights inconsistent with the rights granted in this Assignment.

Executed as of this 7th day of September, 2016.

ASSIGNOR:

BIOGEN MA INC.

By:
Name:
Title:

ASSIGNEE:

KINIKSA PHARMACEUTICALS, LTD.

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By:
Name:
Title:

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ATTACHMENT A

Assigned Patents

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Exhibit A-1

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AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is dated as of July 31, 2017 (the “Amendment Effective Date”) by and between Biogen MA Inc., a Massachusetts corporation (“Biogen”), and Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (“Kiniksa”). Kiniksa and Biogen are sometimes referred to herein individually as a “Party” and collectively as the “Parties”). Terms used in this Amendment and not otherwise defined shall have the respective meanings set forth in the APA (as defined below).

WHEREAS, pursuant to the terms of the Asset Purchase Agreement (the “APA”) dated as of September 7, 2016 (the “APA Effective Date”), by and between Biogen and Kiniksa, Biogen agreed to sell to Kiniksa, and Kiniksa agreed to purchase from Biogen, certain assets of Biogen used in or relating to BIIB069, all upon the terms and conditions set forth herein; and

WHEREAS, the Parties now wish to amend the APA to (a) provide for the transfer by Biogen to Kiniksa of certain quantities of an additional antibody of Biogen designated as BIIB22G11 and (b) clarify certain definitions under the APA related to BIIB22G11; and

WHEREAS, pursuant to Section 10.1 of the APA, no amendment, supplement or other modification to any provision of the APA shall be binding unless in writing and signed by both Parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Amendments to APA.

The following new definition is hereby inserted in alphabetical order in Section 1.1 of the APA:

“BIIB22G11” means the Antibody described on Schedule F-1 attached hereto.”

The definition of “Acquired Antibody” in Section 1.1 of the APA is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“Acquired Antibody” means (a) BIIB069, BIIB22G11 or any [***] Antibody that is Covered by one or more claims within the Acquired Patent Rights; (b) [***].

The definition of “Inventory” in Section 1.1 of the APA is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

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“Inventory” means the inventory of BIIB069 and BIIB22G11 listed as Inventory in Part 4 of Schedule A attached hereto.”

Section 3.2 of the APA is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

3.2 Diligence.  Kiniksa shall use Commercially Reasonable Efforts to Develop and Commercialize Acquired Antibodies and Products [***] and to commit such resources (including employees, consultants, contractors, facilities, equipment and materials) as are necessary to conduct such Development and Commercialization activities.  Kiniksa shall perform its obligations under this Agreement in good scientific manner and in compliance with all applicable Law. For purposes of clarity, with respect to each Development and/or Commercialization activity that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Marketing Authorization, Kiniksa shall comply in all material respects with GLPs, GMPs or Good Clinical Practices (or, if and as appropriate under the circumstances, International Council for Harmonisation (“ICH”) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory).”

Part 4 of Schedule A to the APA is hereby amended by adding thereto the additional inventory of BIIB22G11 listed on Schedule A-1 attached hereto.

A new Schedule F-1 entitled “Description of BIIB22G11” is hereby added to the APA in the form of Schedule F-1 attached hereto.

Miscellaneous.  The Parties hereby confirm and agree that, except as amended hereby, the APA remains in full force and effect and continues to be a binding obligation of the Parties.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Effective Date.

KINIKSA PHARMACEUTICALS, LTD.

By:	/s/ Thomas Beetham
Name:	Thomas Beetham
Title:	Executive Vice President

BIOGEN MA INC.

By:	/s/ John McDonald
Name:	John McDonald
Title:	Vice President, Business Development

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Schedule A-1

Part 4 - Inventory of BIIB22G11

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Schedule A-1

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Schedule F-1

Description of BIIB22G11

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Exhibit F-1

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.